                                                                       EXHIBIT 2
______________________________________________________________________________


                            ASSET PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION


                                     AMONG

                                 EQUIFAX INC.,

                           EQUIFAX ACQUISITION, INC.

                         COMPLIANCE DATA CENTER, INC.,

         RICHARD L. AND BONNIE J. GREEN LIVING TRUST, OCTOBER 7, 1998,

                   LOUISE BRANTLEY TANNER 1991 LIVING TRUST,

                              RICHARD L. GREEN AND

                             LOUISE BRANTLEY TANNER



                                October 13, 2000


______________________________________________________________________________

                               TABLE OF CONTENTS



1.  DEFINITIONS. ............................................................  1
    -----------

2.  THE TRANSACTION. ........................................................  5
    ---------------

      2.1 Transfer of Assets ................................................  5
          ------------------
      2.2 Consideration .....................................................  6
          -------------
      2.3 Post Closing Purchase Price Adjustment ............................  7
          --------------------------------------
      2.4 Other Transactions ................................................  9
          ------------------
      2.5 Allocation ........................................................  9
          ----------
      2.6 Accounts Receivable ...............................................  9
          -------------------
      2.7 Consents and Approvals ............................................  9
          ----------------------

3.  COVENANTS AND UNDERTAKINGS. ............................................. 10
    --------------------------

      3.1  Conduct of the Business of the Company Prior to the Closing Date . 10
           ----------------------------------------------------------------
      3.2 Filing of Tax Returns ............................................. 11
          ---------------------
      3.3 Certain Covenants With Respect to Tax Preparation and Audits ...... 11
          ------------------------------------------------------------
      3.4 Examination of Records and Confidentiality ........................ 12
          ------------------------------------------
      3.5 Intentionally Omitted ............................................. 12
          ---------------------
      3.6 Standstill ........................................................ 12
          ----------
      3.7 Public Announcements .............................................. 12
          --------------------
      3.8 Intentionally Omitted ............................................. 12
          ---------------------
      3.9 Waiver ............................................................ 12
          ------
     3.10 Shareholder Certifications ........................................ 13
          --------------------------
     3.11 Investment Letter ................................................. 13
          -----------------
     3.12 Covenant Not to Compete ........................................... 13
          -----------------------
     3.13 Directors and Officers of AqSub ................................... 13
          -------------------------------
     3.14 Registration Rights Agreement ..................................... 13
          -----------------------------
     3.15 Intentionally Omitted ............................................. 13
          ---------------------
     3.16 Additional Agreements ............................................. 13
          ---------------------
     3.17 Stock Repurchase Agreement ........................................ 14
          --------------------------
     3.18 Intentionally Omitted ............................................. 14
          ---------------------
     3.19 Obligations of the Company After the Closing Date ................. 14
          -------------------------------------------------

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GREEN TRUST. .......... 14
    -------------------------------------------------------------

      4.1 Organization and Standing ......................................... 14
          -------------------------
      4.2 Authority and Status .............................................. 15
          --------------------
      4.3 Capitalization .................................................... 15
          --------------
      4.4 Absence of Equity Investments ..................................... 15
          -----------------------------
      4.5 Liabilities and Obligations of the Company ........................ 15
          ------------------------------------------
      4.6 Tax Returns ....................................................... 16
          -----------
      4.7 Tax Audits ........................................................ 16
          ----------

      4.8 Ownership of Assets and Leases, Etc................................ 16
          -----------------------------------
      4.9 Accounts Receivable ............................................... 17
          -------------------
     4.10 Absence of Changes ................................................ 18
          ------------------
     4.11 Litigation and Claims ............................................. 20
          ---------------------
     4.12 Licenses and Permits; Compliance With Law ......................... 20
          -----------------------------------------
     4.13 Contracts, Etc..................................................... 21
          --------------
     4.14 Computer Programs and Software .................................... 23
          ------------------------------
     4.15 Intellectual Property Matters ..................................... 24
          -----------------------------
     4.16 Labor Matters ..................................................... 25
          -------------
     4.17 ERISA and Related Matters ......................................... 25
          -------------------------
     4.18 Certain Payments .................................................. 26
          ----------------
     4.19 Customers ......................................................... 27
          ---------
     4.20 Insurance ......................................................... 27
          ---------
     4.21 Approvals ......................................................... 27
          ---------
     4.22 Transactions with Affiliates ...................................... 27
          ----------------------------
     4.23 Environmental and Safety Matters .................................. 28
          --------------------------------
     4.24 Agreement Does Not Violate Other Instruments ...................... 28
          --------------------------------------------
     4.25 Exhibits .......................................................... 28
          --------

5.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. .......... 29
    -------------------------------------------------------------

      5.1 Authority ......................................................... 29
          ---------
      5.2 Ownership of Shares ............................................... 29
          -------------------
      5.3 Agreement Does Not Violate Other Instruments ...................... 29
          --------------------------------------------
      5.4 Litigation and Claims ............................................. 29
          ---------------------
      5.5 Certain Payments .................................................. 30
          ----------------
      5.6 Intentionally Omitted ............................................. 30
          ---------------------
      5.7 Company Representations ........................................... 30
          -----------------------

6.  REPRESENTATIONS AND WARRANTIES OF EQUIFAX AND AQSUB. .................... 30
    ---------------------------------------------------

      6.1 Organization and Standing ......................................... 30
          -------------------------
      6.2 Corporate Power and Authority ..................................... 30
          -----------------------------
      6.3 Agreement Does Not Violate Other Instruments ...................... 30
          --------------------------------------------
      6.4 Stock Will be Validly Issued ...................................... 31
          ----------------------------
      6.5 Statements True and Correct ....................................... 31
          ---------------------------
      6.6 Filings True and Correct .......................................... 31
          ------------------------

7.  ADDITIONAL AGREEMENTS OF THE PARTIES. ................................... 31
    ------------------------------------

      7.1 Key Employees ..................................................... 31
          -------------
      7.2 Intentionally Omitted ............................................. 31
          ---------------------
      7.3 Covenant Not to Compete ........................................... 31
          -----------------------
      7.4 Consulting Agreement .............................................. 31
          --------------------
      7.5 Escrow Agreement .................................................. 31
          ----------------
      7.6 Cooperation With Respect to Approvals ............................. 31
          -------------------------------------

      7.7 Employees Matters ................................................. 32
          -----------------
      7.8 Certain Tax Matters ............................................... 32
          -------------------

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF EQUIFAX AND AQSUB. ............... 32
    --------------------------------------------------------

      8.1 Representations True at Closing ................................... 32
          -------------------------------
      8.2 Covenants of the Shareholders and the Company ..................... 33
          ---------------------------------------------
      8.3 No Injunction Etc.................................................. 33
          -----------------
      8.4 Opinion of Counsel ................................................ 33
          ------------------
      8.5 Consents and Waivers .............................................. 33
          --------------------
      8.6 Regulatory Approvals .............................................. 33
          --------------------
      8.7 Absence of Adverse Changes ........................................ 33
          --------------------------
      8.8 Cash and Working Capital .......................................... 33
          ------------------------
      8.9 Intentionally Omitted ............................................. 34
          ---------------------
     8.10 Key Employees ..................................................... 34
          -------------

9.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND
    ----------------------------------------------------------
    THE SHAREHOLDERS. ....................................................... 34
    -----------------

      9.1 Representations True at Closing ................................... 34
          -------------------------------
      9.2 Covenants of Equifax .............................................. 34
          --------------------
      9.3 Approvals ......................................................... 34
          ---------
      9.4 Opinion of Counsel ................................................ 34
          ------------------
      9.5 Key Employees ..................................................... 34
          -------------
      9.6 No Stop Trade or Delisting of Equifax Common Stock ................ 35
          --------------------------------------------------

10. CLOSING. ................................................................ 35
    -------

     10.1 Time and Place of Closing ......................................... 35
          -------------------------
     10.2 Transactions at Closing ........................................... 35
          -----------------------

11. SURVIVAL OF REPRESENTATION AND WARRANTIES; INDEMNIFICATION. ............. 36
    ----------------------------------------------------------

     11.1 Survival of Representations and Warranties of the Shareholders
          --------------------------------------------------------------
          and the Company; Indemnification .................................. 36
          --------------------------------
     11.2 Survival of Representations and Warranties of Equifax and AqSub;
          ----------------------------------------------------------------
          Indemnification ................................................... 38
          ---------------
     11.3 Indemnification Procedure ......................................... 38
          -------------------------
     11.4 Limits on Indemnification Obligation .............................. 39
          ------------------------------------
     11.5 Escrow First ...................................................... 40
          ------------
     11.6 Guaranty .......................................................... 40
          --------
     11.7 Exclusive Remedy .................................................. 41
          ----------------

12. TERMINATION. ............................................................ 42
    -----------

     12.1 Method of Termination ............................................. 42
          ---------------------

13. GENERAL PROVISIONS. ..................................................... 42
    ------------------

     13.1 Notices ........................................................... 42
          -------
     13.2 Brokers ........................................................... 43
          -------
     13.3 Further Assurances ................................................ 43
          ------------------
     13.4 Waiver ............................................................ 44
          ------
     13.5 Expenses .......................................................... 44
          --------
     13.6 Binding Effect .................................................... 44
          --------------
     13.7 Headings .......................................................... 44
          --------
     13.8 Entire Agreement .................................................. 44
          ----------------
     13.9 Governing Law ..................................................... 44
          -------------
    13.10 Counterparts ...................................................... 44
          ------------
    13.11 Number and Gender ................................................. 44
          -----------------
    13.12 Exhibits Incorporated ............................................. 44
          ---------------------
    13.13 Confidentiality; Public Announcements ............................. 45
          -------------------------------------

              ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION
              ---------------------------------------------------

     THIS ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made this 13th day of October, 2000, by and among Equifax Inc., a Georgia corporation ("Equifax"), Equifax Acquisition, Inc., a Georgia corporation and wholly owned subsidiary of Equifax ("AqSub"), Compliance Data Center, Inc., a Nevada corporation (the "Company"), Richard L. and Bonnie J. Green Living Trust, October 7, 1998, a trust established under the laws of the State of Nevada ("Green Trust"), Louise Brantley Tanner 1991 Living Trust, a trust established under the laws of the State of Nevada ("Tanner Trust;" and collectively with Green Trust, the "Shareholders"), Richard L. Green ("Green") and Louise Brantley Tanner ("Tanner;" and collectively with Green, the "Guarantors").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Equifax has formed AqSub as a direct, wholly owned subsidiary of Equifax; and

     WHEREAS, Equifax and AqSub desire to acquire (the "Acquisition") substantially all of the assets of the Company; and

     WHEREAS, the Shareholders desire to enter into this Agreement with Equifax and AqSub; and

     WHEREAS, Equifax, AqSub, the Company and the Shareholders desire to qualify the Acquisition as a tax free reorganization under Section 368(a)(1)(C) of the Code pursuant to which the Company will transfer its business and substantially all its assets to AqSub in exchange for a certain number of shares of common stock of Equifax and certain cash consideration, upon the terms and subject to the conditions hereinafter set forth (collectively, the "Transaction").

     NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

1.  DEFINITIONS.
    -----------

     As used herein, the following terms shall have the following meanings unless the context otherwise requires:

     "Accounts Receivable" shall mean all accounts receivable of the Company.

     "Affiliate" shall have the meaning set forth in Section 4.22 hereof.

     "Agreement" shall mean this Asset Purchase Agreement.

     "AqSub" shall mean Equifax Acquisition, Inc., a Georgia corporation.

     "Assets" shall mean all of the assets and properties owned, leased or held for use by the Company, other than the Excluded Assets. The Assets shall include, but not be limited to, all items of machinery, equipment, furniture, fixtures and other personal property, including those items described or listed in Exhibit 4.8 hereto; (a) all Accounts Receivable; (b) all Assigned Contracts;
   ------- ---
(c) all data (historical and current) and rights to data (historical and current) of the Company and files related thereto, including, without limitation, all customer files, data and information maintained by the Company pursuant to any of the Assigned Contracts or otherwise, in any case, wherever located, whether in the form of hard copies, electronic media, or otherwise; (d) all licenses, authorizations and permits issued by any governmental agency relating to the Business or the Assets to the extent same may be assigned consistent with their terms; (e) all intangible property rights related to the Business (including, without limitation, the name "Compliance Data Center" or any derivation thereof and any other Intellectual Property of the Company); (f) all trade secrets, customer lists and supplier lists with respect to the Business owned by the Company (including without limitation, (A) the procedural and operational manuals utilized by the Company in the operation of the Business, (B) all proprietary information, technical information, "know how" and like information utilized by the Company in the Business, and (C) all advertising materials, source documents, materials, supplies and forms, in any case, whether in the form of hard copies, electronic media, computer tape or otherwise, and all books and records incident to and currently used in the Business (except for corporate and tax books and records of the Company)); and
(g) all rights to insurance proceeds arising from any casualty relating to the Assets that occurred on or after June 30, 2000, security deposits, and deposits with utilities and governmental agencies attributable to the Business.

     "Assigned Contracts" shall mean all of the contracts, leases, instruments, licenses and other agreements listed on Exhibit 4.13.
                                        ------------

     "Assumed Liabilities" shall have the meaning set forth in Section 2.2.4 hereof.

     "Average Price" shall mean the average closing price of Equifax Common Stock as listed on the NYSE for the five (5) trading days preceding the Closing Date.

     "Benefit Plans" shall have the meaning set forth in Section 4.17.1 hereof.

     "Business" shall mean providing risk assessment, credit related verification and other types of information to the brokerage industry for purposes of assessing consumer or commercial risk, as such business is conducted by the Company prior to the Closing Date.

     "Cash Consideration" means the amount of cash set forth in Section 2.2.2 payable as part of the Consideration.

     "Closing" shall mean the consummation of the Transaction.

     "Closing Date" shall mean the date on which the Closing occurs pursuant to
Section 10.1 hereof.

     "Closing Date Balance Sheet" shall have the meaning set forth in Section
2.4.1 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Compliance Data Center, Inc., a Nevada corporation.

     "Company Common Stock" shall have the meaning set forth in Section 4.3 hereof.

     "Company's Working Capital" shall mean the Company's current assets less its current liabilities, with current assets and current liabilities being determined consistent with generally accepted accounting principles.

     "Consideration" shall have the meaning set forth in Section 2.2 hereof.

     "Consulting Agreement" shall have the meaning set forth in Section 2.2.6 hereof.

     "Control" with respect to any Person shall mean an entity in which such Person actually or beneficially owns more than fifty percent (50%) of the total voting or equity interest in such entity. For purposes of this Agreement, with regard to the Shareholders, all voting and equity interests owned by both of the Shareholders shall be aggregated in determining Control.

     "Covenant Not to Compete" shall have the meaning set forth in Section 3.12 hereof.

     "Customer Agreements" shall mean all verbal and written contracts and agreements with present customers of the Company.

     "Data Warehouse" means the database(s) and other information and data compilations used by the Company in the Business, whether owned by the Company or not.

     "Developers" shall have the meaning set forth in Section 4.14.2 hereof.

     "Developer Agreements" shall have the meaning set forth in Section 4.14.2 hereof.

     "Environmental Laws" shall have the meaning set forth in Section 4.23 hereof.

     "Equifax" shall mean Equifax Inc., a Georgia corporation.

     "Equifax Common Stock" shall mean unregistered shares of the common stock of Equifax.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean SunTrust Bank.

     "Escrow Agreement" shall have the meaning set forth in Section 7.5 hereof.

     "Escrowed Amount" shall have the meaning set forth in Section 2.2.3 hereof.

     "Excluded Assets" shall have the meaning set forth in Section 2.1 hereof.

     "Exhibits" shall mean the exhibits attached hereto which are hereby incorporated herein by reference.

     "Financial Statements" shall have the meaning set forth in Section 4.5.1 hereof.

     "GBCC" means the Georgia Business Corporation Code.

     "Green" shall mean Richard L. Green, individually.

     "Green Trust" shall mean the Richard L. and Bonnie J. Green Living Trust, October 7, 1998, a trust established under the laws of the State of Nevada.

     "Guarantors" shall mean Green and Tanner, collectively.

     "Hardware" shall have the meaning set forth in Section 4.14.1 hereof.

     "Hazardous Materials" shall have the meaning set forth in Section 4.23 hereof.

     "Immaterial Contracts" shall have the meaning set forth in Section 4.13 hereof.

     "Intellectual Property" shall have the meaning set forth in Section 4.15 hereof.

     "Interim Financial Statements" shall have the meaning set forth in Section
4.5.2 hereof.

     "Key Employees" shall mean Thomas Pirro and Thomas Tanner.

     "Leased Properties" shall have the meaning set forth in Section 4.8.1 hereof.

     "Licensors" shall have the meaning set forth in Section 4.14.2 hereof.

     "Liens" shall have the meaning set forth in Section 4.8.1 hereof.

     "Marks" shall have the meaning set forth in Section 4.15 hereof.

     "NGCL" shall mean the Nevada General Corporation Law.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "NYSE" shall mean the New York Stock Exchange.

     "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.

     "Proprietary Software" shall mean the software shown in Exhibit 4.14.1,
                                                             --------------
which includes all computer software applications, programs and/or solutions that have been developed by or for the Company or as an enhancement to the commercial computer software application, and interfaces developed by the Company or for the Company to the commercial computer software, together with all user documentation in the Company's possession or which has been conveyed to the customers of the Company and all files created by the use of the Proprietary Software.

     "Settlement Date" shall have the meaning set forth in Section 2.3.1 hereof.

     "Shareholders" collectively shall mean Green Trust and Tanner Trust.

     "Software" shall have the meaning set forth in Section 4.14 hereof.

     "Stock Consideration" shall have the meaning set forth in Section 2.2.1 hereof.

     "System" shall have the meaning set forth in Section 4.14.1 hereof.

     "Tanner" shall mean Louise Brantley Tanner, individually.

     "Tanner Trust" shall mean the Louise Brantley Tanner 1991 Living Trust, a trust established under the laws of the State of Nevada.

     "Trade Secrets" shall have the meaning set forth in Section 4.15 hereof.

     "Transferred Employees" shall have the meaning set forth in Section 7.7.1 hereof.

     "Unaudited Financial Statements" shall have the meaning set forth in
Section 4.5.1 hereof.

2.   THE TRANSACTION.
     ---------------

     2.1  Transfer of Assets.
          ------------------

          2.1.1 Transfer of Company's Assets. On the Closing Date, the Company
                ----------------------------
shall, and the Shareholders shall cause the Company to, transfer and deliver to AqSub all of the Assets free and clear of all Liens other than the Assumed Liabilities (including without limitation the right to receive mail and other communications and shipments of merchandise to the Company and the right to use the names "Compliance Data Center," "CDC" and any derivations or modifications thereof), except the following (collectively, the "Excluded Assets"); (1) the amount of cash permitted to be retained by Sections 2.1.2 hereof; (2) the Company's corporate seal, corporate minute book, stock record books, and such other books and records as the Company is required by law to retain; (3) rights that lawfully cannot be transferred by the

Company (provided, however, that such rights shall be held by the Company for the benefit of AqSub and that AqSub at its option may act as the Company's agent in order to enforce and obtain for AqSub the benefits of such rights); (4) the Company's rights under this Agreement; (5) those certain split dollar life insurance policies insuring the lives of Green and each Key Employee; (6) any insurance proceeds related to casualties that occurred prior to June 30, 2000;
(7) rights under the Company's pension plan; (8) the Company's rights under the agreements set forth in Exhibit 2.4.1; and (9) the other assets listed on
Exhibit 2.1 hereof.
-----------

          2.1.2 Cash. Subject to Section 2.1.3 hereof, cash held by the Company
                ----
at Closing that are in excess of Two Hundred Eighty Thousand Dollars ($280,000) shall be an Excluded Asset.

          2.1.3 Limit on Excluded Assets. On the Closing Date in no event shall
                ------------------------
the aggregate value of the Excluded Assets, including cash, exceed 10% of the fair market value of the Company's net assets (assets net of the Company's liabilities) or 30% of the fair market value of the Company's gross assets (not taking into consideration liabilities).

     2.2  Consideration. At the Closing, the Company, in consideration of the
          -------------
sale of the Assets to AqSub, shall be entitled to the following consideration (collectively, the "Consideration"):

          2.2.1 Equifax Common Stock having an aggregate value equal to Ten Million Six Hundred Twenty Five Thousand Dollars ($10,625,000) (the "Stock Consideration"). The number of shares of Equifax Common Stock to be delivered to the Company shall be determined by dividing the Stock Consideration by the Average Price. No fractional shares of Equifax Common Stock shall be issued. Fractional shares shall be rounded upward or downward to the nearest whole number. Equifax Common Stock shares to be issued hereunder shall be delivered to the Company as set forth on Exhibit 2.2.1 hereto.
                               -------------

          2.2.2 One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000) payable by wire transfer to the Company at the Closing which shall be delivered to the Company as set forth on Exhibit 2.2.2 hereto (the "Cash
                                            -------------
Consideration").

          2.2.3 The Company shall, concurrently with its receipt of the Consideration, deliver (i) cash in the aggregate amount of One Hundred Thousand Dollars ($100,000), and (ii) an amount of Equifax Common Stock received pursuant to this Agreement having an aggregate value of Four Hundred Thousand Dollars ($400,000) (collectively, the "Escrowed Amount") to the Escrow Agent to be held, applied and disbursed in accordance with the Escrow Agreement. The number of shares of Equifax Common Stock to be delivered to the Escrow Agent pursuant to this Section 2.2.3 shall be determined by dividing the Escrowed Amount by the Average Price.

          2.2.4 Except for AqSub's assumption as of the Closing Date of (i) the obligations of the Company which accrue from and after the Closing Date under the Assigned Contracts actually assigned to AqSub in accordance with this Agreement, and (ii) obligations arising from AqSub's conduct of the Business from and after the Closing Date, other than any obligations arising from a breach by the Company or any Shareholder of any of their obligations under this Agreement (those obligations referred to in (i) and (ii) being collectively referred to herein as the "Assumed Liabilities"), AqSub, by entering into this Agreement and consummating the transactions contemplated hereby, is not assuming or agreeing to pay or otherwise become liable for any indebtedness, obligations or liabilities of the Company or any Shareholder of any type or nature whatsoever, and except as aforesaid, AqSub shall not assume any such liabilities or obligations nor shall AqSub become liable for any such debts, liabilities or obligations relating to the operation of the Business prior to the Closing Date. Without limiting the generality of the foregoing: AqSub shall not assume (a) any indebtedness, obligation or liability for any litigation matter or other third party claim arising from the conduct of the Business prior to the Closing Date, regardless of whether such matter is disclosed on any exhibit hereto; (b) any liability for any legal fees or expenses of the Company or Shareholders incurred for any reason whatsoever; (c) any liability for any claims by employees or former employees of the Company concerning acts or omissions of the Company or any Shareholder occurring prior to the Closing Date; (d) any liability for any insurance premium adjustments (including retroactive adjustments) that may arise from insurance policies in force any time before the Closing Date; or (e) any liabilities of the Company or Shareholders for any income or other tax obligations or for any employee benefit obligations.

          2.2.5 The Company and Shareholders shall pay all stamp, sales, use, employment, property, ad valorem, income, realty transfer, franchise, net worth, intangible, excise, license or other taxes, additions to tax, penalties and interest, whether Federal, state, local, foreign or other, which result directly from any and all transfers pursuant to the terms of this Agreement. Except to the extent reflected in the Closing Date Balance Sheet, all property and ad valorem taxes, leasehold rentals and other customarily proratable items relating to the Assets, payable on or after the Closing Date and relating to a period of time both prior to and on or after the Closing Date will be prorated as of the Closing Date between the Company, on the one hand, and AqSub, on the other hand. If the actual amount of any such item is not known as of the Closing Date, the aforesaid proration shall be based on the previous year's assessment of such item and the parties agree to adjust said proration and pay any underpayment or reimburse any overpayment within thirty (30) days after the actual amount becomes known.

          2.2.6 At the Closing, Equifax and Green shall enter into a consulting agreement substantially in the form attached hereto as Exhibit 2.2.6 (the
                                                       -------------
"Consulting Agreement").

     2.3  Post Closing Purchase Price Adjustment.
          --------------------------------------

          2.3.1 Following the Closing, AqSub shall prepare an unaudited balance sheet of the Company, dated as of the Closing Date (the "Closing Date Balance Sheet"), with supporting schedules thereto, in accordance with generally accepted accounting principles and in the format of accrual-based accounting. AqSub shall cause the Closing Date Balance Sheet to be delivered to the Company or, if then liquidated, to the Shareholders on or prior to the date ninety (90) days subsequent to the Closing Date (the "Settlement Date"). The parties acknowledge that the

Closing Date Balance Sheet shall not take into account any of the Excluded Assets and any liabilities of the Company other than the Assumed Liabilities and any liabilities or reserves arising out of the preparation of the Closing Date Balance Sheet on an accrual basis.

          2.3.2 On the tenth day following the Settlement Date, the Company or, if then liquidated, the Shareholders shall pay to AqSub, in cash and as a dollar for dollar adjustment to the Consideration payable pursuant to Section 2.2 hereof, unless the Company or, if then liquidated, the Shareholders wish to dispute any matter arising out of the Closing Date Balance Sheet in the manner set forth below, the amount of any indebtedness of the Company paid or assumed by AqSub with the consent of the Company (which consent shall not be unreasonably withheld) other than the Assumed Liabilities. In addition, the Company or, if then liquidated, the Shareholders shall pay to AqSub, or AqSub shall pay to the Company or, if then liquidated, the Shareholders, as the case may be, the amount by which the Company's Working Capital reflected on the Closing Date Balance Sheet is less than (in which case the Shareholders pay) or more than (in which case AqSub pays) Seven Hundred Thousand Dollars ($700,000). The parties acknowledge and agree that the obligation of the Company and the Shareholders under this Section 2.3.2 shall not be limited by the Escrowed Amount, and AqSub shall be entitled to, but, have no obligation to, apply any of the Escrowed Amount to satisfy such obligation of the Company and the Shareholders. The parties further acknowledge that if the Purchase Price shall be increased pursuant to this Section 2.3.2, eighty five percent (85%) of such additional Purchase Price shall be paid in Equifax Common Stock and fifteen percent (15%) of such additional Purchase Price shall be paid in immediately available funds, with the number of shares of Equifax Common Stock being determined by dividing the amount to be paid in Equifax Common Stock by the average closing price of Equifax Common Stock as listed on the NYSE for the five
(5) trading days immediately preceding the Settlement Date.

          2.3.3 In the event that the Company or, if then liquidated, the Shareholders wish to dispute any matter arising out of the Closing Date Balance Sheet, the Company or, if then liquidated, the Shareholders shall within ten
(10) days of receipt of the Closing Date Balance Sheet give written notice to AqSub (in accordance with Section 13.1 hereof) of such dispute and the reason(s) therefor. The Company or, if then liquidated, the Shareholders and AqSub shall attempt to resolve such dispute within ten (10) business days after receipt by AqSub of such notice, and in the event AqSub and the Company or, if then liquidated, the Shareholders fail to resolve such dispute within said period, the parties agree that the independent certified public accounting firm of Arthur Andersen LLP (or any other independent certified public accounting firm that shall be mutually agreed upon by such parties) shall be employed to resolve such dispute as soon as reasonably practicable and that any determination of such accounting firm as to the disputed matter shall be binding upon the parties hereto. In the event Arthur Andersen LLP or any other accounting firm is employed, the costs of any such independent accounting firm shall be divided equally among AqSub, on the one hand, and the Company or, if then liquidated, the Shareholders, on the other hand. In the event an accounting firm is employed to resolve the dispute, all amounts due hereunder shall be paid, in the manner set forth above, on or prior to the fifth business day following the final determination of such accounting firm.

     2.4  Other Transactions. At or prior to the Closing Date, the following
          ------------------
transactions shall be consummated:

          2.4.1  Termination of Agreements and Other Obligations.  The
                 -----------------------------------------------
agreements and obligations set forth on Exhibit 2.4.1 shall be terminated and any amounts owing thereunder shall be paid in full and satisfied or forgiven and canceled.

     2.5  Allocation. The aggregate purchase price for the Assets and the
          ----------
Covenants Not to Compete shall be allocated by AqSub, the Company and the Shareholders as set forth in Exhibit 2.5 hereto, as required by Section 1060 of
                             ------- ---
the Code. AqSub and the Company shall, and Shareholders shall cause the Company to, file Form 8594, Asset Acquisition Statement under Section 1060, with their respective income tax returns for the taxable year that includes the Closing Date. AqSub and the Company agree to satisfy any and all reporting requirements of Section 1060 of the Code and the Treasury regulations thereunder. AqSub and the Company shall file Form 8594 in a manner consistent with the allocation of the purchase price set forth on Exhibit 2.5 hereto. If, in subsequent taxable
                                ------- ---
years, AqSub or the Company makes an allocation of any increase or decrease in the purchase price for any asset, the party making such increase or decrease agrees to file a supplemental Form 8594 as required.

     2.6  Accounts Receivable. AqSub shall use commercially reasonable efforts,
          -------------------
consistent with AqSub's customary practices (provided, however, that AqSub shall have no responsibility to bring any action or commence any suit to enforce collection of Accounts Receivable) to collect the Accounts Receivable for a period of one year from the Closing Date. AqSub shall not discount or otherwise settle the collection of any such Accounts Receivable for less than the full amount without the prior written approval of the Shareholders. Within thirty
(30) days after the conclusion of such one year period, AqSub shall provide the Shareholders with written notice of any such Accounts Receivable which remain uncollected, and, after receiving cash payment for such uncollected Accounts Receivable from the Shareholders, shall assign all of such uncollected Accounts Receivable to the Shareholders for collection; provided, however, that the Shareholders agree not to bring any action or commence any suit to enforce collection of any Accounts Receivable without seeking AqSub's assistance and approval, which shall not be unreasonably withheld, and provided further, that AqSub shall have the right, though not the obligation, to purchase the Accounts Receivable that is the subject of the dispute, at face value less the direct expenses associated therewith, without payment of any interest or fee whatsoever, prior to the Shareholders commencing suit. Any amounts subsequently collected by AqSub in respect to any of the uncollected Accounts Receivable assigned to the Shareholders at the conclusion of the one year period shall be remitted as soon as practicable to the Shareholders.

     2.7  Consents and Approvals. The Company and each Shareholder agrees to
          ----------------------
apply for and obtain the waiver, consent and approval of all persons or entities whose waiver, consent or approval is required in order to consummate the Transaction, or is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which any Shareholder or the Company is a party or subject on the Closing Date (including, without limitation, the consent of any customer, licensor or supplier of the Company, if required), and which would prohibit, or require the waiver, consent or approval of any Person to such transaction or under which, without such waiver, consent or approval, such transaction would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder; provided, that neither the
                                                 --------
Company nor any Shareholder shall make any agreements or understandings affecting the Company as a condition for obtaining any such waivers, consents or approvals, except with the prior written consent of AqSub. All written waivers, consents and approvals listed on Exhibit 2.7 hereto shall be produced at Closing
                                 -----------
in form and content reasonably satisfactory to AqSub. Any and all other written waivers, consents and approvals shall be delivered to AqSub (in form and content reasonably satisfactory to AqSub) as soon as reasonably possible after the Closing.

3.   COVENANTS AND UNDERTAKINGS.
     --------------------------

     3.1  Conduct of the Business of the Company Prior to the Closing Date.
          ----------------------------------------------------------------
Except with the consent in writing of Equifax, and except as may be required to effect the transactions contemplated by this Agreement, and except as set forth on Exhibit 3.1, the Company shall, and each of the Shareholders shall cause the
   -----------
Company to, between the date of this Agreement and the Closing, conduct and operate its business in the regular and ordinary course consistent with past business practices. Without limiting the generality of the foregoing, such parties shall, except as otherwise provided in this Agreement:

          3.1.1 use their commercially reasonable best efforts to preserve intact the organization and goodwill of the Company and preserve the goodwill of customers, vendors and others having business relations with the Company, which efforts shall include, but not be limited to, the continuation of the Company's usual and customary levels and standards of service and its usual and customary billing and collection procedures and the payment of accounts payable;

          3.1.2 maintain the properties of the Company in the same working order and condition as such properties are in on the date of this Agreement, reasonable wear and tear excepted and not make any capital expenditures in the aggregate in excess of $25,000;

          3.1.3 not sell, lease, mortgage, pledge or otherwise dispose of any of the Company's Assets or properties except for transactions in the ordinary and regular course of business and except with respect to the Excluded Assets;

          3.1.4 not make or permit any change in the Articles of Incorporation or Bylaws of the Company, or in its authorized, issued or outstanding securities;

          3.1.5 not sell or issue any shares of the Company's capital stock or any class or grant any stock options, warrants, conversion or other rights to acquire or purchase any security of the Company, sell or issue any security convertible into such securities, or grant or enter into, any agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to sell or issue any such securities, or purchase, redeem, retire or otherwise acquire any such securities, grant any bonuses (other than bonuses heretofore agreed to by the parties and disclosed in this Agreement and the Exhibits hereto), or agree to do any of the foregoing and the Company shall not declare, set aside or pay any dividend in respect of its securities;

          3.1.6 not make any changes in the Company's accounting methods except as agreed to by Equifax;

          3.1.7 not take any action or permit any action to be taken that would materially and adversely affect any of the Assets or the Business of the Company as a going concern, or that would impair the ability of the Shareholders or the Company to consummate the Transaction;

          3.1.8 except as contemplated by this Agreement, not increase or otherwise change the rate or nature of the compensation (including but not limited to wages, salaries, benefits, bonuses and employer contributions to 401(k) plans) which is paid or payable to any employee, officer, director or consultants or independent contractors of the Company except in the ordinary course of business in accordance with past practices or pursuant to existing compensation and benefit plans, practices and arrangements which have been disclosed in writing to Equifax, and not enter into, renew or allow the renewal of, any material employment or consulting agreement or other contract or arrangement with respect to the performance of personal services;

          3.1.9 promptly deliver to Equifax all regularly prepared unaudited financial statements of the Company, in the format historically utilized internally, as soon as available;

          3.1.10 not permit the Company to enter into any material contract, commitment, arrangement or transaction of the type described in Section 4.13 hereof nor to modify, amend or waive any material provision of any contract, instrument or agreement described on Exhibit 4.13 hereto except in the ordinary
                                     ------------
course consistent with past practice; and

          3.1.11 promptly advise Equifax, in writing, of any matters arising or discovered after the date of this Agreement which, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

     3.2  Filing of Tax Returns. The Company covenants to cause all of the
          ---------------------
Company's federal, state, local and foreign tax returns required to be timely filed before Closing to be timely filed with the appropriate taxing authorities. For purposes of this Section 3.2, such returns shall not be deemed untimely filed if the Company has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns and such extended due date is after the Closing Date.

     3.3  Certain Covenants With Respect to Tax Preparation and Audits. Equifax,
          ------------------------------------------------------------
AqSub, the Shareholders, and the Company will provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, or in connection with any audit or other examination by any taxing authority, or in connection with any judicial or administrative proceedings relating to liability for taxes of the Company. Each will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. The party requesting assistance hereunder shall reimburse the other party or parties for reasonable expenses incurred in providing such assistance, if such party makes a written request for reimbursement. Any information obtained pursuant to this Section 3.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any tax return or other schedule relating to taxes shall be kept confidential by the parties hereto.

     3.4  Examination of Records and Confidentiality. Between the date of this
          ------------------------------------------
Agreement and the Closing Date, the Company will allow, and the Shareholders will cause the Company to allow, Equifax and AqSub, their counsel and other representatives full access to all the books, records, files, documents, Assets, contracts and agreements of the Company which may be reasonably requested, and shall furnish Equifax and AqSub and their officers and representatives during such period with all information concerning the affairs of the Company which may be reasonably requested. Equifax and AqSub will conduct any investigation during normal business hours of the Company. All such information shall be held in confidence by Equifax and AqSub and made available to Equifax's and AqSub's advisors on a need to know basis. All such information shall be returned to the Company or destroyed if the Closing does not occur.

     3.5  Intentionally Omitted.
          ---------------------

     3.6  Standstill. During the period commencing on the date of this Agreement
          ----------
and terminating at the Closing or the termination of this Agreement pursuant to
Section 12.1 hereof, neither the Company nor any of the Shareholders nor any of their affiliates shall, directly or indirectly, solicit, encourage or initiate any discussions with, or negotiate or otherwise deal with, or provide information to, any person or entity other than Equifax concerning, or enter into any agreement in respect of, (a) any merger, sale of substantially all of the assets or business or any similar transaction involving or respecting the Company, or (b) any sale of the outstanding capital stock of the Company; provided, however, that upon prior notice to Equifax, the Shareholders may make
--------  -------
transfers for estate planning purposes and provided further that the recipient of such shares shall execute this Agreement as a shareholder.

     3.7  Public Announcements. No party shall make any public announcement of
          --------------------
the transactions contemplated by this Agreement without first obtaining the prior written consent of the other parties hereto.

     3.8  Intentionally Omitted.
          ---------------------

     3.9  Waiver. The Shareholders hereby irrevocably waive any and all rights
          ------
of first refusal, and any preemptive or other similar rights that the Shareholders may have under the NGCL or any agreements or other arrangements between the Shareholders and the Company with regard to any transactions contemplated by this Agreement.

     3.10 Shareholder Certifications. The Shareholders, by executing this
          --------------------------
Agreement, hereby represent, warrant and covenant to Equifax and AqSub, with respect to the transactions contemplated by this Agreement, that:

          (a) the Shareholders are not relying upon any representation or warranty by Equifax, AqSub, their affiliates, representatives and agents, or anyone else, in connection with their decision to acquire Equifax Common Stock hereunder, excepting only such representations and warranties specifically set forth in this Agreement;

          (b) the Shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the risks and merits of the transactions contemplated by this Agreement, including, without limitation, an investment in Equifax Common Stock deliverable to them;

          (c) the Shareholders have received, reviewed and had adequate opportunity to inquire respecting Equifax's annual report, proxy statement and other reports delivered hereunder to each of them; and

          (d) the Shareholders are each an "accredited investor," as such term is defined in the 1933 Act.

     3.11 Investment Letter. At the Closing, the Shareholders shall execute and
          -----------------
deliver to Equifax an Investment Letter and Investor Questionnaire in the form of Exhibit 3.11 hereto.
   ------------

     3.12 Covenant Not to Compete. At the Closing, each Shareholder, Green and
          -----------------------
Tanner shall enter into a Covenant Not to Compete agreement in the form of
Exhibit 3.12 hereto (each, a "Covenant Not to Compete").
------------

     3.13 Directors and Officers of AqSub. At or prior to the Closing, Equifax
          -------------------------------
and AqSub shall cause the individuals named on Exhibit 3.13 hereto to be
                                               ------------
appointed as directors and officers of AqSub.

     3.14 Registration Rights Agreement. At the Closing, Equifax and the
          -----------------------------
Shareholders shall enter into a Registration Rights Agreement in the form of
Exhibit 3.14 hereto.
------------

     3.15 Intentionally Omitted.
          ---------------------

     3.16 Additional Agreements. Subject to the terms and conditions herein
          ---------------------
provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable law or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Equifax, AqSub, the Company and the Shareholders shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

     3.17 Stock Repurchase Agreement. Equifax agrees not to purchase and
          --------------------------
Shareholders agree not to sell to Equifax any of the Equifax Common Stock issued to Shareholders pursuant to this Agreement.

     3.18 Intentionally Omitted.
          ---------------------

     3.19 Obligations of the Company After the Closing Date.
          -------------------------------------------------

          Company covenants and agrees that:

          3.19.1 Change of Name. On or immediately after the Closing Date,
                 --------------
Company will amend its Articles of Incorporation so as to change its corporate name to Financial Reports Incorporated and will thereafter take such action as may reasonably be requested by Equifax or AqSub to make its present corporate name available to them.

          3.19.2 Dissolution. From and after the Closing Date, the Company will
                 -----------
not engage in any business, will promptly liquidate and dissolve as a corporation, and will distribute the shares of Equifax Common Stock received pursuant to Section 2.2.1 hereof to the Shareholders in complete cancellation and redemption of their shares of Company capital stock.

          3.19.3 Company's Corporate Records. The Company will make available
                 ---------------------------
for inspection and copying all books and records retained by it pursuant to
Section 2.1.1 hereof to Equifax or AqSub upon reasonable request for access thereto, and if at any time the Company proposes to discard or destroy such books and records, it will first offer to transfer them without charge to Equifax or AqSub.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GREEN TRUST.
     -------------------------------------------------------------

     The Company and Green Trust, jointly and severally, represent and warrant to Equifax and AqSub as follows:

     4.1  Organization and Standing.
          -------------------------

          4.1.1 The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. The Company does not have any subsidiaries.

          4.1.2 The Company is duly qualified and/or licensed to transact business as a foreign corporation in the jurisdictions listed on Exhibit 4.1
                                                                 -----------
hereto and is in good standing in
each such jurisdiction. The character of the property owned or leased by the Company and the nature of the business conducted by the Company do not require it to be qualified or licensed in any other jurisdiction, except for jurisdictions in which the failure to be so qualified or licensed will not have, individually or in the aggregate, a materially adverse effect on the business, assets, operations or financial condition of the Company.

     4.2  Authority and Status. The execution, delivery and performance by the
          --------------------
Company of this Agreement and each and every agreement, document and instrument provided herein have been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement and each agreement, document and instrument provided for herein constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of the Company and the Shareholders enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as Exhibits 4.2(a) and 4.2(b), respectively,
                                     ---------------     ------
are true, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company. The minute books of the Company, true, correct and complete copies of which have previously been delivered to Equifax, contain accurate and complete minutes of all meetings of, and accurate and complete consents to all actions taken without meetings by, the Board of Directors (and any committee thereof) and the shareholders of the Company since the formation of the Company.

     4.3  Capitalization. The entire authorized capital stock of the Company
          --------------
consists of twenty-five thousand (25,000) shares of common stock, no par value ("Company Common Stock"), of which one hundred (100) shares are issued and outstanding. All such shares of Company Common Stock are owned of record by the Shareholders in the manner set forth on Exhibit 4.3 hereto. All of such
                                        -----------
outstanding shares of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. All of such issued and outstanding shares of Company Common Stock were offered and sold in compliance with all applicable state and Federal securities laws, rules and regulations. There are no outstanding options, warrants, calls, commitments or plans by the Company to issue any additional shares of its capital stock, or to pay dividends on such shares, or to purchase, redeem or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Company. There are no stock appreciation rights, phantom stock or similar rights in existence with respect to the Company. There has been no change in the equity interest of the capital stock of the Company in contemplation of this transaction.

     4.4  Absence of Equity Investments. The Company does not own, of record or
          -----------------------------
beneficially, either directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any Person.

     4.5  Liabilities and Obligations of the Company. Attached hereto as Exhibit
          ------------------------------------------                     -------
4.5. are true, correct and complete copies of the Company's unaudited balance
----
sheet and the related
statements of earnings and retained earnings and cash flows for the Company's fiscal years ended December 31, 1997, 1998 and 1999 (collectively, the "Unaudited Financial Statements"), and its unaudited balance sheet as of June 30, 2000 and the related statements of earnings and retained earnings for the six-month period then ended (collectively, the "Interim Financial Statements", and together with the Unaudited Financial Statements, the "Financial Statements"). The Financial Statements are complete, fairly present the financial condition and results of operations of the Company as of the dates and for the periods thereof on a cash basis.

     4.6  Tax Returns. Except as described on Exhibit 4.6, the Company has, as
          -----------                         -----------
of the date hereof, and will have prior to the Closing Date, timely filed all federal, state, foreign and local tax returns and reports required to be filed by it prior to such dates, and has timely and accurately paid or made adequate provision for, or prior to the Closing Date will timely pay or make adequate provision for, all taxes that are due and payable for all periods through and including the Closing Date, including, without limitation, all income, property, sales, intangible, use, franchise, added value, social security, withholding or other payroll related taxes and all interest and penalties thereon, whether disputed or not. All deposits required to be made by the Company with respect to employees' withholding taxes have been duly made. There are, and on the Closing Date will be, no unpaid taxes, additions to tax, penalties, or interest payable by the Company or by any other Person that are or could become a lien on any asset, or otherwise adversely affect the business, properties or financial condition, of the Company. Neither Equifax nor AqSub shall become subject to any taxes, interest, penalties or other similar charges as a result of the Company's filing or failure to file timely or accurately, as required by applicable law, any such tax return or to pay timely any amount required to be paid with respect thereto, including, without limitation, any such taxes, interest, penalties or charges resulting from the obtaining of an extension of time to file any return or to pay any tax. No assessments or notices of deficiency or other communications have been received by the Company with respect to any such return which has not been paid, discharged, or fully reserved in the Interim Financial Statements, and no amendments or applications for refund have been filed or are planned with respect to any such return. The federal income tax liability of the Company for all of its taxable years ending prior to and including the taxable year ended December 31, 1996, have been closed as to deficiencies and refund of taxes by applicable statutes of limitations. There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return, and it has not filed any consent under Section 341(f) of the Code.

     4.7  Tax Audits. Except as disclosed on Exhibit 4.7 hereto there are no tax
          ----------                         -----------
audits pending by any federal, state, foreign or local taxing authorities with respect to the Company.

     4.8  Ownership of Assets and Leases, Etc.
          -----------------------------------

          4.8.1 Asset and Lease List. Exhibit 4.8 attached hereto contains a
                --------------------  -----------
true, correct and complete list and brief description of all material items of tangible personal property owned or leased or used by the Company and of all real property leased or used by the Company except for the Excluded Assets (the "Leased Properties"). The Company does not own any real property. Exhibit 4.8 identifies with particularity the Leased Properties and
          -----------
the material personal properties owned and/or leased by the Company included in the Assets and except for the Excluded Assets (a) all leases or agreements under which the Company is lessor of such property and (b) all leases or agreements under which the Company is lessee of or holds or operates any such property, real or personal. Such assets, leases and agreements are sufficient to enable the Company to conduct its business in the ordinary course. The Company has good and marketable title to all of the properties and assets owned by the Company, including those listed and described in Exhibit 4.8, excluding the Excluded
                                        -----------
Assets, in each case, free and clear of all liens, claims, charges, options, forfeitures, rights of seizure, rights of tenants or other encumbrances (collectively, "Liens"), except as specifically disclosed or reserved against in the Financial Statements or on Exhibit 4.8 (to the extent and in the amounts so
                               -----------
disclosed or reserved against) and except for Liens arising from current taxes not yet past due. Except pursuant to this Agreement, neither the Company nor Green is a party to any contract or obligation whereby there has been granted to any Person an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets, properties or operations of the Company, except with respect to the Excluded Assets.

          4.8.2 Enforceability of Leases. Each of the leases and agreements
                ------------------------
described in Exhibit 4.8 is in full force and effect and constitutes a legal,
             -----------
valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. There is not under any of such leases or agreements existing any default of the Company or, to the knowledge of the Company and the Shareholders, of any of the other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). Except as described in Exhibit 4.8.2, no consent of any other party to
                                 -------------
any of such leases or agreements to the consummation of the transactions contemplated by this Agreement is required for any of such leases or agreements to remain in full force and effect following the Closing.

          4.8.3 Operating Condition. All machinery and equipment owned or leased
                -------------------
by the Company and used in the conduct of the Company's business are in good operating condition and state of repair, subject only to ordinary wear and tear which is not such as to affect adversely the operation of the business as presently conducted.

          4.8.4 No Notice of Violation. Except as described in Exhibit 4.8.4,
                ----------------------                         -------------
the Company has not received any notice of violation, and the Company and Green do not otherwise have knowledge of violation, of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to any of the Company's operations and properties, whether owned or leased, and there is no such violation or grounds therefor which could adversely affect the business, goodwill or financial condition of the Company or the operation of the business as presently conducted.

     4.9  Accounts Receivable.
          -------------------

          4.9.1 All of the accounts receivable or client billings of the Company shown on the Financial Statements or thereafter acquired (including, but not limited to, the accounts receivable on the Closing Date Balance Sheet) reflect actual transactions and the granting of credit to customers in a manner consistent with the past practices of the Company, arose in the ordinary course of business, and are not subject to offset or deduction. All of the accounts receivable of the Company reflected on the Closing Date Balance Sheet will be collected (without recourse to any judicial proceedings), on or before the date one (1) year after the Closing Date, at the aggregate gross recorded amounts thereof. There are no facts or circumstances known to the Company or Green which would prevent the work-in-process of the Company from maturing in due course into collectible accounts receivable.

          4.9.2 The Company has complete and correct copies of all instruments, documents and agreements evidencing all of its accounts receivable and of all instruments, documents or agreements creating security therefor. Exhibit 4.9.2
                                                                  -------------
contains a complete and accurate list of all such instruments, documents and agreements creating security for such accounts receivable.

     4.10 Absence of Changes. Since December 31, 1999, the Company has not,
          ------------------
except as specifically disclosed on Exhibit 4.10 attached hereto or with respect
                                    ------------
to the Excluded Assets:

          4.10.1 transferred, assigned or conveyed any of its assets or business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business and consistent with past practice;

          4.10.2 suffered any material adverse change in its business, operations, or financial condition or become aware of any event which may result in any such adverse change, the effect of which has had or could have a material adverse effect on the assets, business or financial condition of the Company;

          4.10.3 written off as uncollectible any notes or accounts receivable or any portion thereof, other than in the ordinary course of business;

          4.10.4 suffered any destruction, damage or loss to property (casualty or other), whether or not covered by insurance;

          4.10.5 suffered, permitted or incurred the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) or claim upon any of its assets, except for any current year lien with respect to personal taxes not yet past due;

          4.10.6 committed, suffered, permitted or incurred any default in any material liability or obligation;

          4.10.7 made or agreed to any material adverse change in the terms of any contract or instrument to which it is a party;

          4.10.8 waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any material claim or right it has against others;

          4.10.9 (a) disposed of or permitted to lapse, or otherwise failed to preserve then existing exclusive rights, if any, of the Company to use any (i) patent, trademark, trademark registration, logo, assumed name, trade name, copyright or copyright registration, or (ii) any patent, trademark, trade name or copyright application, (b) disposed of or permitted to lapse any license, permit or other form of authorization, or any trade name, or (c) disposed of or disclosed to any Person any trade secret, formula or process;

          4.10.10 made any change in any method of accounting or accounting practice;

          4.10.11 declared, promised or made any distribution or other payment to any Shareholder (other than compensation payable in the ordinary course to employees of the Company consistent with past practice), or issued any additional shares or rights, options or calls with respect to its shares, or redeemed, purchased or otherwise acquired any of its shares, or made any change whatsoever in its capital structure;

          4.10.12 increased or changed, or agreed to increase or change, its obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, its directors, officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

          4.10.13 paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal, mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any Shareholder, any of the officers or directors of the Company, or any affiliate or associate of any of them, or any business or entity in which any Shareholder or the Company or any affiliate or associate of either of them has any direct or indirect interest, except for compensation to the officers and employees of the Company or any Shareholder at rates not exceeding the rates of compensation in effect as of December 31, 1999;

          4.10.14 committed, suffered, permitted or incurred any transaction or event which would increase its tax liability for any prior taxable year;

          4.10.15 entered into any lease of real property or material lease of personal property;

          4.10.16 incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business;

          4.10.17 terminated or amended or suffered the termination or amendment of, or failed to perform in all material respects all of its obligations or suffered or permitted any default to exist under any contract, lease, agreement or license;

          4.10.18 received any notice that any supplier or customer has taken or contemplates any steps which could materially and adversely disrupt the business relationship of the Company with said supplier or customer; or

          4.10.19 agreed, whether in writing or otherwise, to take any action described in this Section 4.10.

     4.11 Litigation and Claims. Except as otherwise set forth in Exhibit 4.11
          ---------------------                                   ------------
hereto, there is no suit, action, proceeding, claim or investigation pending or threatened against or affecting the Company. There exists no basis or grounds for any such suit, action, proceeding, claim or investigation. None of the items described in Exhibit 4.11, singly or in the aggregate, if pursued and/or
             ------------
resulting in a judgment or decision against the Company, would have a material adverse effect on the assets, business, goodwill or financial condition of the Company or the ability of any party to consummate the transactions contemplated hereby.

     4.12 Licenses and Permits; Compliance With Law.
          -----------------------------------------

          4.12.1 The Company holds all licenses, certificates, permits, franchises and rights from all appropriate foreign, domestic, federal, state, county, municipal or other public authorities necessary for the conduct of its business. Except as noted in Exhibit 4.12, the Company is not presently charged
                             ------------
with or, to the knowledge of the Company, under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Except as set forth on Exhibit 4.12.1, neither the
                                                  --------------
execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by the Company and all such licenses, certificates, permits, franchises and rights will remain vested in and inure to the benefit of AqSub after the consummation of the transactions contemplated by this Agreement.

          4.12.2 Without limiting the generality of the foregoing Section 4.12.1, the Company has obtained all licenses, certificates, permits, franchises and rights which are required under federal, foreign, state or local laws relating to public health and safety, worker health and safety and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic substances. The Company is in compliance in all respects with all terms and conditions of the required licenses, certificates, permits, franchises and rights and is also in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, foreign, state or local law or any rule, regulation, code, plan, order, decree or judgment relating to public health and safety, worker health and safety and pollution or protection of the environment. Neither the Company nor Green has received notice or is otherwise aware that certain facts, events or conditions, interfere with or prevent the Company's continued compliance with, or give rise to any common law or legal liability under any law or regulation related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or hazardous or toxic substance.

     4.13 Contracts, Etc. Exhibit 4.13 hereto consists of (a) a true, correct
          --------------  ------------
and complete list of all contracts, agreements and other instruments (including insurance policies) to which the Company is a party other than the Excluded Assets; provided, that no contract, agreement or instrument involving payments
        --------
or potential payments by the Company of less than $5,000 per year need be disclosed ("Immaterial Contracts"), and; (b) a true, correct and complete set of the standard forms used for Customer Agreements together with a description of any material deviations from such standard forms, and a description of all special pricing arrangements and rebate programs between the Company and its customers. The Company has made available a true and complete copy of each such contract, agreement or instrument, or a summary of oral agreements to which the Company is a party, including the Customer Agreements. Except as specifically set forth and in detail described in Exhibits 4.13, 4.14.2, 4.17 and 4.20 and
                                     -------------- ------  ----     ----
except for Immaterial Contracts, the Company is not a party or subject to, whether oral or written, any of the following:

          4.13.1 any contract or commitment which requires services to be provided or performed by the Company or which authorizes others to perform services for, through or on behalf of the Company;

          4.13.2 any contract or commitment involving an obligation which cannot be performed or terminated within thirty (30) days from the dates as of which these representations are made;

          4.13.3 any lease, rental agreement or other contract or commitment affecting the ownership or leasing of, title to or use of any interest in real or personal property;

          4.13.4  any note receivable;

          4.13.5 any contract or commitment which is outside of the normal, ordinary and usual requirements of its businesses;

          4.13.6  any franchise agreement;

          4.13.7 any employment contract or arrangement which is not terminable by the Company within fourteen (14) days without payment of any amount for any reason whatsoever, or for any continuing payment of any type or nature, including, without limitation, any bonuses;

          4.13.8 any plan or other arrangement providing for life insurance, disability insurance, medical insurance, dental insurance, pensions, stock rights, distributions, options, deferred compensation, retirement payments, profit sharing, medical reimbursements or other benefits for officers or other employees except with respect to the Excluded Assets;

          4.13.9 any contract, agreement, understanding or arrangement restricting the Company from carrying on its businesses anywhere in the world;

          4.13.10 any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, subordination, conditional sale, lease-purchase, or otherwise;

          4.13.11  any contract with any labor organization;

          4.13.12 any policy of life, fire, liability, medical or other form of insurance other than included in the Excluded Assets;

          4.13.13 any order or written approval of any federal, state or local regulatory agency required to conduct the Business; or

          4.13.14 any contract or agreement, not of the type covered by any of the other items of this Section 4.13, which is not in the ordinary course of business or which has a material adverse impact on the Business or Assets.

     All of the contracts, agreements, policies of insurance or instruments described in Exhibits 4.13, 4.14.2, 4.17 and 4.20 hereto are valid and binding
             -------------  ------  ----     ----
upon the Company and the other parties thereto, and are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and the Company has not, and to the best of the Company's and Green's knowledge, no other party to any such contract, agreement or instrument has, breached any material provision of, or is in default in any material respect (including any event or condition which, with notice or lapse of time, or both, would constitute a default) under, the terms thereof; and there are no existing facts or circumstances known to the Company or any Shareholder which would prevent the work in process of the Company or its contracts and agreements from maturing in due course into collectible accounts receivable. No consent of any other party to any of such contracts, agreements or instruments to the consummation of the transactions contemplated hereby is required for any of such contracts, agreements or instruments to remain in full force and effect following the Closing except as described in Exhibit 4.13.
                               ------------

     4.14 Computer Programs and Software.
          ------------------------------

          4.14.1  Exhibit 4.14.1 contains a true, correct and complete list of
                  --------------
all computer hardware ("Hardware") and software (including Proprietary Software) ("Software," and collectively with the Hardware, the "System") used in the conduct of the Business of the Company. Except as set forth on Exhibit 4.14.1,
                                                                --------------
the System and every severable component thereof performs in accordance with its applicable documentation, if any, and is free of material defects in programming and operation. The Company has delivered (or made available) to Equifax complete and accurate copies of all user and technical documentation related to the System which are in their possession.

          4.14.2 No employee of the Company is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Proprietary Software or any noncompetition arrangement, or any other contract or any restrictive covenant relating to the Proprietary Software or its development or exploitation. Except for the commercial computer software applications, the Proprietary Software (and all prior versions, modifications, and releases thereof) was developed by employees, consultants and independent contractors of the Company (the "Developers"), and such Proprietary Software does not include any intellectual property of any previous employer of such Developer, except for commonly used types of commercial computer software applications. The Company has provided (or made available) to Purchaser all employment contracts, independent contractor agreements, invention assignment agreements, noncompete agreements and confidentiality agreements between the Company, any affiliate of the Company, and/or any predecessor in interest of the Company, on the one hand, and each Developer, on the other hand, (collectively, the "Developer Agreements"). The Company has validly and effectively obtained the right and license to use, copy, modify and distribute the commercial computer software applications contained in the Proprietary Software from any and all parties holding rights in such third-party programming and materials (the "Licensors"). All right, title and interest in and to the Proprietary Software is owned (free and clear of all liens, claims, charges of any Developer, Licensor and/or third party) by the Company. Notwithstanding any failure to obtain fully executed Developer Agreements from any Developer, the Company's development, use, licensing, sublicensing or exploitation of the Proprietary Software does not violate any rights of any Developer or Licensor, and neither the Shareholders nor the Company has received any communication alleging such a violation.

          4.14.3  The software listed on Exhibit 4.14.1 is all of the computer
                                         --------------
software used, licensed or sublicensed by the Company in the conduct of its business. The Company does not have any obligation to compensate any person or entity for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not. The Company has not granted, transferred or assigned any right or interest in the Software to any person or entity. There are no contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent sales person, distributor, licensor, sublicensor or other remarketer or sales organization.

          4.14.4 The Company, the Shareholders and their respective affiliates have (i) made reasonable efforts to keep secret and have not disclosed the source code for the Proprietary Software to any person or entity, other than the disclosure thereof to certain employees, contractors and consultants of the Company who are bound to keep such information confidential and (ii) made adequate provision to preserve the proprietary nature of such source code.
There have been no patents applied for and no copyrights registered for any part of the Proprietary Software.

          4.14.5  Except as disclosed in Exhibit 4.14.5, all right, title and
                                         --------------
interest in and to the data contained in the Data Warehouse is owned by the Company, free and clear of all liens, claims, charges or encumbrances. All data contained in the Data Warehouse referenced in Exhibit 4.14.5 as being licensed
                                              --------------
to the Company has been licensed pursuant to valid license agreements and, except as set forth in Exhibit 4.14.5, all royalties, license or other fees due
                       --------------
and payable thereunder have been paid. The Company has all necessary and required rights to license, use, sublicense and distribute the data contained in the Data Warehouse and, in addition, use the System in the normal and ordinary course off its business as currently conducted.

     4.15 Intellectual Property Matters. Exhibit 4.15 hereto sets forth a
          -----------------------------
complete, true and accurate list of all registered and non-registration or common law: (a) patents, trademarks, service marks, design markets, copyrights, trade names and brand names (or applications thereof) held by the Company or used in the Company's Business, including all applicable registration or serial numbers, countries and jurisdictions, dates of filing, grant, renewal and expiration, mark, class and all other pertinent information (collectively, "Marks"), and (b) all trade secrets, know-how, formulae, proprietary processes and inventions used by the Company in the Business (collectively, the "Trade Secrets", and together with the Marks and all other proprietary intellectual property rights held by the Company, the "Intellectual Property"). Exhibit 4.15
                                                                   ------------
sets forth each world wide web domain name that is owned by the Company or the Shareholders and which reflects a relationship to the Company's Business.
Exhibit 4.15 also sets forth each world wide web domain name that is owned by
------------
the Company and which does not reflect a relationship to the Company's Business (in each case, such domain names also being included in the definition of "Intellectual Property").

     Except as set forth on Exhibit 4.15 hereto:
                            ------------

          (a) The Company possesses unencumbered ownership or the valid right to use (pursuant to valid license or other agreements) all the Intellectual Property used in the operation of its Business; all license and other agreements from third parties for the Company's use of any Intellectual Property are valid and binding, in full force and effect and are not infringing or otherwise violating any rights of third parties;

          (b) All registrations of Intellectual Property with governmental authorities have been duly issued and have not been canceled, abandoned or otherwise terminated; all renewals due through the Closing Date have been filed, and all applications for registration of Intellectual Property have been duly filed and are in process as of the Closing Date;

          (c) The Company is not infringing upon the Intellectual Property rights of any other person or entity in any respect, and has not received any notice of infringement upon or conflict with respect to Intellectual Property of any other person or entity;

          (d) The Company has not received any notice challenging or questioning the validity or effectiveness of any license or agreement held by the Company with respect to any Intellectual Property;

          (e) The Company has not granted any other person or entity any rights with respect to any of the Intellectual Property;

          (f) The Company has valid rights to sell and distribute each of the products currently being sold and distributed by it, including without limitation with respect to the programs and data received from third parties which are included or embedded in such products pursuant to valid license agreements;

          (g) To the knowledge of the Company and/or the Shareholders, no person is using any intellectual property that is confusingly similar to, which infringes upon, or which violates the Company's rights with respect to the Intellectual Property; and

          (h) There are, and immediately after the Closing will be, no restrictions or other limitations pursuant to any contracts or arrangements with any party, or pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any governmental authority on the Company's right to own and use exclusively the name and mark "Compliance Data Center" or "CDC" or any variation thereof in the conduct of its business as presently conducted.

     4.16 Labor Matters. Within the last three (3) years, the Company has not
          -------------
been the subject of any union activity or labor dispute, nor has there been any strike of any kind called, or threatened to be called against it, and it has not violated any applicable federal or state law, rule or regulation relating to labor or labor practices, including without limitation employment discrimination laws relating to age, gender, ethnicity or minority status or sexual preference, and is not a party to any collective bargaining agreement. The Company is not bound by or subject to any labor agreement, union agreement or collective bargaining agreement.

     4.17 ERISA and Related Matters.
          -------------------------

          4.17.1 The term "Plan" shall include each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization and other medical, life and other insurance pension or retirement, profit sharing, stock appreciation rights, supplemental unemployment, layoff, consulting, fringe benefit including, but not limited to, vacation, paid holidays, personal leave, or any similar plan, program, agreement, arrangement, payroll procedure, policy or understanding (other than arrangements involving the timing of payment of wages) sponsored, maintained or contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") (an "ERISA Affiliate"), whether or not subject to the laws of a country or jurisdiction other than the United States, for the benefit of any current or former employee, director, or independent contractor of the Company whether foreign or domestic and whether formal or informal and whether legally binding or not with respect to which the Company or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

          4.17.2  Schedule 4.17 contains a true and complete list of each Plan.
                  -------------
The Company has heretofore made available to the Purchaser correct and complete copies of each of the Plans. The Assets are not subject to a Lien imposed under ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any Plan subject to ERISA.

          4.17.3 Neither the Company nor any ERISA Affiliate is contributing to, is required to contribute to, or has contributed within the last six (6) years to, any Multiemployer Plan, and neither the Company nor any ERISA Affiliate has incurred within the last six (6) years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 et seq. of
                                                                 -- ---
ERISA.

          4.17.4  Except as described in Schedule 4.17, with respect to each
                                         -------------
Plan: (i) no condition or event exists or is expected to occur that could subject, directly or indirectly, the Company or any ERISA Affiliate to any material liability, contingent or otherwise, or the imposition of any lien on the assets of the Company or any ERISA Affiliate under the Code or Title IV of ERISA whether to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, or any other person; and (ii) all contributions, premiums or payments accrued, in whole or in part, under each Plan or with respect thereto as of the Closing will be paid by the Company, on or prior to Closing or, if later, within the time period permitted by ERISA and the Code.

          4.17.5  Except as disclosed on Schedule 4.17, neither the execution
                                         -------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any material payment (including, without limitation, severance, or unemployment compensation) becoming due to any employee of the Company.

     4.18 Certain Payments. Neither the Company nor any officer, employee, agent
          ----------------
or affiliate of the Company, including, without limitation, Green, has, directly or indirectly, given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other Person which (i) might subject the Company or AqSub to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of the Company or (iii) if not continued in the future might adversely affect the assets, business, operations or prospects purchased by AqSub hereunder.

     4.19 Customers. Except as described in Exhibit 4.19, the Company has not
          ---------                         ------------
lost, during the past eighteen (18) months, any customer or group of related customers or received notice of the possibility of any such loss, which accounted for more than five percent (5%) of the aggregate fees received, or products and services furnished by it during such period.

     4.20 Insurance. Except with respect to the Excluded Assets, Exhibit 4.20
          ---------                                              ------------
sets forth a complete and accurate list of all insurance contracts (and their expiration dates), including all policies of fire, liability (including products and environmental liability), workers' compensation, casualty, business interruption and all other forms of insurance owned, held by or maintained by or on behalf of the Company. Copies of all such insurance contracts have been delivered to Equifax. All such contracts are valid, outstanding, and enforceable policies, provide insurance coverage typical for the type of business engaged in by the Company, and provide that they will remain in full force and effect through at least the respective dates set forth in Exhibit 4.20 without payment
                                                   ------------
of additional premiums; and will not in any way be effected by, or terminate or lapse by reason of the transactions contemplated by this Agreement. The liability, workers' compensation and casualty insurance policies extend coverage and insure the liability associated with each and every suit, action, proceeding, claim or investigation listed on Exhibit 4.11. There presently are
                                             ------------
no claims outstanding, nor, to the best of the Company's knowledge, any basis therefor, under any of the policies listed on Exhibit 4.13, except as disclosed
                                              ------------
on Exhibit 4.11. Attached as Exhibit 4.20 is a schedule setting forth the claims
   ------------              ------------
and loss history of the Company for the three (3) years prior to Closing under all policies of worker's compensation insurance, employers' liability insurance, general liability insurance and automobile liability insurance, property insurance and errors and omissions insurance.

     4.21 Approvals. No filing or registration with, and no consent, approval,
          ---------
permit, authorization, license, certificate or order of any governmental authority is required by any applicable law or by any applicable judgment, order or decree or any applicable rule or regulation of any governmental authority to permit the Company or Green to execute, deliver or perform this Agreement or any document, instrument or agreement required to be executed by such party at or prior to the Closing.

     4.22 Transactions with Affiliates. Except as described in Exhibit 4.22,
          ----------------------------                         ------------
since June 30, 2000, the Company has not purchased, leased or otherwise acquired any property or assets or obtained any property or assets or obtained any services from, or sold, leased or otherwise disposed of any property or assets or provided services to (except with respect to remuneration for services rendered as an officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any Shareholder, (iii) any Person that is, directly or indirectly, controlled by any Shareholder, or (iv) any member of the immediate family of a Shareholder (for purposes of this Section 4.22, each such Person is referred to as an "Affiliate"). Except as set forth in Exhibit 4.22, (a) the contracts, instruments and agreements listed on
         ------------
Exhibit 4.13 do not include any obligation or commitment between the Company and
------------
any Affiliate, (b) the assets of the Company do not include any receivable or other obligation from an Affiliate to the Company, and (c) the liabilities reflected in the Financial Statements, and those on the books and records of the Company as of the Closing Date, do not include any obligation or commitment of any Affiliate.

     4.23 Environmental and Safety Matters. Except as set forth on Exhibit 4.23
          --------------------------------                         ------------
hereto: (i) the Company is and, without exception, has been in compliance with all applicable Environmental Laws (as defined below) and all permits, licenses and authorizations required thereunder for (a) the Leased Properties and any properties owned or leased by the Company in the past, and (b) the conduct of its business, (ii) no spill, release, disposal, burial or placement of any material regulated under Environmental Laws (hereinafter "Hazardous Materials") has occurred on, in, at, under or about any of the Company's past or present property or facilities, and no other event has occurred or is pending or likely to occur which could result in a material liability under Environmental Laws for the Company or its predecessor(s) in interest. A complete list of all material permits, licenses or other authorizations held by the Company pursuant to Environmental Laws for the operation of the Leased Properties and the conduct of the business of the Company, and the expiration date of each, is set forth on
Exhibit 4.23 hereto. The Company has made available to AqSub or its advisors or
------------
consultants true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of or available to the Company pertaining to any Leased Property or any other property owned or leased by the Company in the past. Exhibit 4.23 contains a list of all the Property and other
                     ------------
facilities to which Hazardous Materials from the Company have been taken in the past. As used in this Agreement, "Environmental Laws" shall mean all federal, state or local laws, rules, regulations, ordinances or other similar standards relating to protection of the environment and worker health and safety.

     4.24 Agreement Does Not Violate Other Instruments. Except as set forth on
          --------------------------------------------
Exhibit 4.24, the execution and delivery of this Agreement by the Company and
------------
the Shareholders do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement or instrument, or any order, judgment, decree or other arrangement to which the Company is a party or by which it is bound or its assets are affected.

     4.25 Exhibits. All Exhibits attached hereto are true, correct and complete.
          --------
Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed in such Exhibit and shall not be deemed to be disclosed for any other purpose, unless expressly provided therein. No statement contained herein or in any certificate, Exhibit, document or other instrument furnished to Equifax pursuant to the provisions hereof contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading.

5.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.
     -------------------------------------------------------------

     Each Shareholder, severally but not jointly, represents and warrants to Equifax and AqSub as follows:

     5.1  Authority. Such Shareholder is a trust duly organized, validly
          ---------
existing and in good standing under the laws of its jurisdiction of incorporation, (b) the execution, delivery and performance by such Shareholder of this Agreement and each and every agreement, document and instrument contemplated hereby have been duly authorized and approved by all necessary action on the part of such Shareholder, and (c) the execution and delivery by such Shareholder of this Agreement and the other agreements, documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not require the act or consent of any other Person.

     5.2  Ownership of Shares. Such Shareholder owns, beneficially and of
          -------------------
record, each of the shares of Common Stock shown as being held by such Shareholder on Exhibit 4.3 hereto, free and clear of all liens, claims, charges,
               -----------
security interests or other encumbrances of any type or nature whatsoever. Such Shareholder does not own, beneficially or of record, either directly or indirectly, more than one percent (1%) of the capital stock or other equity or ownership or proprietary interest in any Person that is in competition with the Company. There are no outstanding options, warrants, calls or commitments granted by such Shareholder with respect to the shares of Common Stock shown as being owned by such Shareholder on Exhibit 4.3 hereto.
                                   -----------

    5.3  Agreement Does Not Violate Other Instruments. The execution and
         --------------------------------------------
delivery of this Agreement and the other documents, instruments and agreements contemplated hereby by such Shareholder do not, and the consummation of the transactions contemplated hereby will not, violate or constitute an occurrence of default under any provision of, or conflict with, or result in any acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement or instrument, or any order, judgment, decree or other arrangement to which either the Company or such Shareholder is a party or by which any such party is bound or their assets affected. No Shareholder is a party to any contract or obligation whereby there has been granted to any person an absolute or contingent right to purchase, obtain or acquire any rights in any of the Assets or Business, except with respect to the Excluded Assets.

     5.4  Litigation and Claims. Except as otherwise set forth on Exhibit 5.4
          ---------------------                                   -----------
hereto, there is no suit, action, proceeding, claim or investigation pending or the knowledge of such Shareholder, threatened against or affecting such Shareholder which would have a material adverse effect on the assets, business or financial condition of such Shareholder or the Company or the ability of such Shareholder to consummate the transactions contemplated hereby.

     5.5  Certain Payments. The Shareholders and their Affiliates, directly or
          ----------------
indirectly, have not given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other Person which might subject the Company or AqSub to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (i) if not given in the past might have had an adverse effect on the Assets, Business or operation of the Company, or (ii) if not continued in the future might adversely effect the Assets, Business, operations or prospects of the Company.

     5.6  Intentionally Omitted.
          ---------------------

     5.7  Company Representations. To the best knowledge of each Shareholder,
          -----------------------
the representations and warranties of the Company contained in Section 4 hereof are true and correct in all respects.

6.   REPRESENTATIONS AND WARRANTIES OF EQUIFAX AND AQSUB.
     ---------------------------------------------------

     Equifax and AqSub, jointly and severally, represent and warrant to the Company as follows, and Equifax represents and warrants to Company only as to
Section 6.2 and 6.3 with respect to itself):

     6.1  Organization and Standing. Equifax and AqSub are corporations duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Georgia.

     6.2  Corporate Power and Authority. Equifax and AqSub have the full
          -----------------------------
corporate power and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act, approval or consent of any other person or entity whomsoever. The execution, delivery and performance by Equifax and AqSub of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of Equifax and AqSub, and the Executive Committee of Equifax. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed in connection herewith constitute or will, when executed and delivered, constitute the valid and binding obligations of Equifax and AqSub enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

     6.3  Agreement Does Not Violate Other Instruments. The execution and
          --------------------------------------------
delivery of this Agreement by Equifax and AqSub does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of Equifax or AqSub or violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which it is a party or by which it is bound or its assets are affected.

     6.4  Stock Will be Validly Issued. Upon consummation of the Transaction as
          ----------------------------
herein contemplated and satisfaction of all other terms and conditions hereof, the shares of Equifax Common Stock to be issued to the Company pursuant hereto will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

     6.5  Statements True and Correct. No statement contained herein or in any
          ---------------------------
certificate, Exhibit, document or other instrument furnished to the Company or the Shareholders pursuant to the provisions hereof concerning Equifax or AqSub contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading.

     6.6  Filings True and Correct. As of their respective dates, Equifax's (i)
          ------------------------
Annual Reports on Form 10-K for the years ended December 31, 1999 and December 31, 1998 as filed with the SEC, (ii) proxy statements relating to all of Equifax's meetings of stockholders (whether annual or special) since October 13, 1998 and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and current Reports on Form 8-K) filed by Equifax since October 13, 1998, including all exhibits and schedules thereto and documents incorporated by reference therein (together, the "SEC Filings") did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since October 13, 1998, no event has occurred that would require the filing of a Current Report on Form 8-K that has not been filed or otherwise disclosed in the SEC Filings.

7.   ADDITIONAL AGREEMENTS OF THE PARTIES.
     ------------------------------------

     7.1  Key Employees. The Company and each Shareholder agrees to use its best
          -------------
efforts to induce the Key Employees to execute employment agreements in the form of Exhibit 7.1(b) hereto (the "Employment Agreements").

     7.2  Intentionally Omitted.
          ---------------------

     7.3  Covenant Not to Compete. Each of the Shareholders agrees to execute
          -----------------------
and deliver at the Closing a Covenant Not to Compete Agreement in the form of
Exhibit 3.12 hereto.
------------

     7.4  Consulting Agreement. At the Closing, Green agrees to execute and
          --------------------
deliver a Consulting Agreement in the form of Exhibit 2.2.6 hereto.
                                              -------------

     7.5  Escrow Agreement. Each of the Shareholders hereby agrees at the
          ----------------
Closing to deliver an executed Escrow Agreement in the form of Exhibit 7.5
                                                               -----------
hereto.

     7.6  Cooperation With Respect to Approvals. Equifax, AqSub, the Company and
          -------------------------------------
the Shareholders will cooperate in all respects in connection with (i) securing any nongovernmental approvals, consents and waivers of third parties necessary for the consummation of the transactions contemplated hereby and (ii) giving notices to any governmental authority, or securing the permission, approval, determination, consent or waiver of any governmental authority, required by law in connection with the transactions contemplated hereby.

     7.7  Employees Matters.
          -----------------

          7.7.1 All employees of the Company (including, but not limited to the Key Employees) shall be transferred to AqSub, subject to the transferred employees meeting the standard employment criteria of Equifax and its Affiliates (the "Transferred Employees"), and the Company and the Shareholders shall use their reasonable best efforts to assist Equifax in obtaining the employment of the Transferred Employees.

          7.7.2 The Transferred Employees shall be eligible for and to participate in the benefits of Equifax as offered to employees of Equifax in such similar position as the Transferred Employee, provided, however, that if Equifax should so request, the Company shall cooperate as necessary to permit Equifax to continue to provide all or certain of the Company's welfare benefit plans for the Transferred Employees for a period beginning on the Closing and ending no earlier than December 31, 2000. Each Transferred Employee further is eligible to receive credit for his or her length of service with the Company for such benefits plans of Equifax that are similar to those of the Company to which the Transferred Employee was a participant prior to and on the Closing Date. In no event shall the provisions of the previous sentence apply to (i) Equifax Inc. U.S. Retirement Income Plan and (ii) Equifax Inc. Severance Plan for Salaried Employees.

     7.8  Certain Tax Matters. The Company and the Shareholders, jointly and
          -------------------
severally, shall be responsible for the payment of and shall pay all federal, state, local or foreign taxes of the Company due any taxing authority with respect to all periods up to and including the Closing Date and periods after the Closing Date.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF EQUIFAX AND AQSUB.
     --------------------------------------------------------

     The obligations of Equifax and AqSub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Equifax and AqSub for purposes of consummating such transactions, but without prejudice to any other right or remedy which Equifax may have hereunder as a result of any misrepresentations by, or breach of any covenant or warranty of any Shareholder or the Company contained in this Agreement or any other certificate or instrument furnished by any Shareholder or the Company hereunder:

     8.1  Representations True at Closing. The representations and warranties
          -------------------------------
made by the Shareholders and the Company in this Agreement, the Exhibits hereto or any document or instrument delivered to Equifax or its representatives hereunder shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except for changes contemplated by this Agreement or occurring in the ordinary course of business which do not singly or in the aggregate have a material adverse effect on the business, operations or financial condition of the Company).

     8.2  Covenants of the Shareholders and the Company. The Shareholders and
          ---------------------------------------------
the Company shall have duly performed all of the covenants, acts and undertakings to be performed by them on or prior to the Closing Date and they shall deliver to Equifax certificates dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in Section 8.1 hereof. Such certificates shall be deemed representations and warranties of the Shareholders and the Company hereunder.

     8.3  No Injunction Etc. No action, proceeding, investigation, regulation or
          -----------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of the Company or the Shareholders, if such action, proceeding, investigation, regulation or legislation, in the judgment of Equifax, would make it inadvisable to consummate such transactions.

     8.4  Opinion of Counsel. A favorable opinion of Bryan Cave LLP and Walther,
          ------------------
Key, Maupin, Oats, Cox, Klaich & Legoy, counsel for the Shareholders and the Company, shall have been delivered to Equifax, dated as of the Closing Date, substantially in form and substance of the opinion attached hereto as Exhibit
                                                                      -------
8.4.
---

     8.5  Consents and Waivers. Equifax shall have received from the
          --------------------
Shareholders and the Company a true and correct copy of each consent and waiver required (a) in Section 2.7 hereof, or (b) for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     8.6  Regulatory Approvals. The execution and the delivery of this Agreement
          --------------------
and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law.

     8.7  Absence of Adverse Changes. Since June 30, 2000, the Company shall not
          --------------------------
have suffered (a) any change in its financial condition, business, properties or assets which singly or in the aggregate adversely affects the business, assets, operations or financial condition of the Company, or (b) any transaction or event described in Section 4.10 hereof, and the President of the Company shall deliver to Equifax a certificate to such effect.

     8.8  Cash and Working Capital. On the Closing Date, the Assets shall
          ------------------------
include cash of an amount not less than Two Hundred Eighty Thousand Dollars ($280,000) and Working Capital with an aggregate value of not less than Seven Hundred Thousand Dollars ($700,000).

     8.9  Intentionally Omitted.
          ---------------------

     8.10 Key Employees. Equifax and the Key Employees shall have executed and
          -------------
delivered the Employment Agreements.

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE
     --------------------------------------------------------------
     SHAREHOLDERS.
     ------------

     The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Company and the Shareholders but without prejudice to any other right or remedy which the Company and the Shareholders may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of Equifax or AqSub contained in this Agreement, or any certificate or instrument furnished by it hereunder:

     9.1  Representations True at Closing. The representations and warranties
          -------------------------------
made by Equifax and AqSub in this Agreement or any document or instrument delivered to the Shareholders or their representatives hereunder shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes contemplated by this Agreement.

     9.2  Covenants of Equifax. Equifax and AqSub shall have duly performed all
          --------------------
of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and a duly authorized officer of Equifax shall deliver to the Shareholders a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth under Section 9.1 above. Said certificate shall be deemed a representation and warranty of Equifax hereunder.

     9.3  Approvals. The execution and the delivery of this Agreement and the
          ---------
consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and all third party consents and approvals have been obtained.

     9.4  Opinion of Counsel. A favorable opinion of Hunton & Williams, counsel
          ------------------
for Equifax and AqSub, shall have been delivered to the Company and the Shareholders, dated as of the Closing Date, substantially in form and substance of the opinion attached hereto as Exhibit 9.4.
                                  -----------

     9.5  Key Employees. Equifax and the Key Employees shall have executed and
          -------------
delivered the Employment Agreements.

     9.6  No Stop Trade or Delisting of Equifax Common Stock. The Securities and
          --------------------------------------------------
Exchange Commission shall not have issued a stop transfer order affecting the Equifax Common Stock nor shall the NYSE have delisted the Equifax Common Stock.

10.  CLOSING.
     -------

     10.1 Time and Place of Closing. The Closing shall be held at the offices of
          -------------------------
Hunton & Williams, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia 30308, commencing at 10:00 a.m. local time, unless another place or date is agreed to in writing by the Company, the Shareholders, Equifax and AqSub, but in no event will the Closing be held later than October 31, 2000, after which this Agreement may be terminated as provided in Article 12.

     10.2 Transactions at Closing. At the Closing, each of the following
          -----------------------
transactions shall occur:

          10.2.1  The Company's and the Shareholders' Performance. At the
                  -----------------------------------------------
Closing, the Company and the Shareholders shall deliver to Equifax, the following:

          (a) such good and sufficient bills of sale, licenses, assignments and other good and sufficient instruments of sale, conveyance, transfer and assignment as shall be required or as may be appropriate in order to vest effectively in AqSub good and marketable title to the Assets free and clear of all Liens other than the Assumed Liabilities;

          (b) certificates of compliance or certificates of good standing of the Company as of the most recent practicable date from the Secretary of State of the State of Nevada, or other appropriate governmental authority;

          (c) certified copies of the resolutions of the Board of Directors of the Company approving the transactions set forth in this Agreement;

          (d) opinion of counsel for the Shareholders and the Company in the form of Exhibit 8.4;
        -----------

          (e) the Covenant Not to Compete to be delivered by each of the Shareholders, as contemplated by Section 3.12;

          (f) incumbency certificates from the officers of the Company executing this Agreement or any agreement delivered ancillary hereto;

          (g) satisfactory evidence of approvals described in Section 3.5;

          (h) executed Escrow Agreement for the Shareholders in the form of
Exhibit 7.5 hereto, as contemplated by Section 7.5 hereof;
-----------

          (i) executed Consulting Agreement in the form of Exhibit 2.2.6,
                                                           -------------
hereof, as contemplated by Section 2.3.4 hereof;

          (j) the investment letter and investment questionnaire to be delivered by each of the Shareholders, as contemplated by Section 3.11; and

          (k) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Company and the Shareholders by this Agreement, at or prior to the Closing, as Equifax or its counsel may reasonably require.

          10.2.2  Performance by Equifax and AqSub. At the Closing, Equifax and
                  --------------------------------
AqSub shall deliver to the Shareholders, the following:

          (a) certificates of Equifax Common Stock, duly issued, to the Company, as contemplated by Section 2.2.1 hereof (less the Escrowed Amount);

          (b) cash, by certified check or wire transfer, payable to the Company for an amount equal to the Cash Consideration;

          (c) satisfactory evidence of the approvals;

          (d) certified copies of resolutions of the Board of Directors of AqSub and the Executive Committee of Equifax approving the transactions set forth in this Agreement;

          (e) incumbency certificate for the officers of Equifax and AqSub executing this Agreement and any agreement delivered ancillary hereto;

          (f) executed Escrow Agreement in the form of Exhibit 7.5 hereto, as contemplated by Section 7.5 hereof; and

          (g) such other evidence of all covenants and satisfaction of all conditions required of Equifax or AqSub by this Agreement, as the Shareholders or their counsel may reasonably require.

          10.2.3  Escrow. At the Closing, the Company shall deliver to the
                  ------
Escrow Agent the Escrowed Amount.

          10.2.4  Key Employees. At the Closing, Equifax and the Key Employees
                  -------------
shall execute and deliver the Employment Agreements.

11.  SURVIVAL OF REPRESENTATION AND WARRANTIES; INDEMNIFICATION.
     ----------------------------------------------------------

     11.1 Survival of Representations and Warranties of the Shareholders and
          ------------------------------------------------------------------
the Company; Indemnification.
----------------------------

          11.1.1 All representations and warranties by the Shareholders and the Company in this Agreement, the Exhibits hereto, or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Equifax and AqSub, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. Any examination, inspection or audit of the properties, financial condition or other matters of the Company and its business conducted by Equifax or on its behalf on or prior to the Closing Date shall in no way limit, affect or impair the ability of Equifax and AqSub to rely upon the representations, warranties, covenants and obligations of the Shareholders and the Company set forth herein.

          11.1.2 Subject to Section 11.4 hereof, each Shareholder and the Company, jointly and severally, hereby agrees to indemnify and hold Equifax and AqSub harmless from and against all liability, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) arising from (i) any misrepresentation, or breach of any covenant or warranty of the Company contained in this Agreement or the Exhibits hereto, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company hereunder; (ii) any claim for workers' compensation that relates to an occurrence prior to Closing, to the extent not covered by insurance maintained by the Company prior to Closing;
(iii) the assertion by any taxing authority against the Assets, the Business, Equifax or AqSub of any liability for taxes, assessments, fees, charges, additions to tax, interest or penalties, federal, state, local, foreign or other relating to the Company for any period or relating to the Assets for a period or event prior to and through the Closing Date, or the imposition of any lien or other encumbrance arising therefrom against the Assets or the Business or which attach thereto; (iv) any suit, action, proceeding, claim or investigation, pending or threatened, or which may be filed in the future, which relates to the operations of the Company prior to the Closing or the Company's officers, directors, employees or affiliates prior to the Closing, including, but not limited to, the development, maintenance, use, licensing, sublicensing, exploitation or distribution of the System, Data Warehouse or any component thereof, regardless of whether it is disclosed on Exhibits 4.11, 4.12, 4.14.1,
                                                  -------- ----   ----  ------
4.14.2, 4.14.3, 4.14.4 or 4.14.5 hereto; (v) any suit, action, proceeding, claim
------  ------  ------    ------
or investigation arising from any claim by or on behalf of any party of any direct, equitable or beneficial interest in the Company; (vi) any claim for a debt, obligation or liability of the Company or any Shareholder which is not specifically assumed by AqSub; (vii) the Company's failure to conduct its business so as to comply in all respects with any and all applicable foreign, domestic, federal, state and local laws, statures, ordinances, rules, regulations, and orders of any governmental agency, including, without limitation, the Fair Credit Reporting Act and the Gramm Leach Bliley Act, both as amended through the date hereof, and any state laws similar to such acts;
(viii) any suit, action, proceeding or claim made or instituted by Auricom Corporation ("Auricom") or any affiliate, agent or owner of Auricom as a result of or relating to the termination by the Company of any contract, agreement or arrangement between Auricom, its affiliates, agents or owners, on the one hand, and the Company, on the other hand, including, without limitation, that certain Agreement, dated as of January 8, 1991, by and between Auricom and the Company, regardless of whether such suit, action, proceeding or claim is based on AqSub or Equifax tortuously interfering with Auricom's contractual relations; or (ix) any claim or right, or any alleged claim or right, of third persons by virtue of application of bulk sales laws, laws relating to sales and use taxes or otherwise which may be asserted against any of the Assets in connection with the transactions contemplated by this Agreement.

          11.1.3 Subject to Section 11.4, each Shareholder and the Company, severally and not jointly, hereby agrees to indemnify and hold Equifax and AqSub harmless from and against all liability, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) arising from any misrepresentation, or breach of any covenant or warranty of such Shareholder or the Company contained in this Agreement or the Exhibits hereto, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by such Shareholder or the Company hereunder.

     11.2 Survival of Representations and Warranties of Equifax and AqSub;
          ----------------------------------------------------------------
Indemnification. All representations, warranties, agreements, covenants and
---------------
obligations made or undertaken by Equifax and AqSub in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Shareholders, shall survive the Closing and shall not merge in the performance of any obligation by any party hereto. Subject to
Section 11.4 hereof, Equifax (with respect to its misrepresentations and breaches only), and AqSub agree to indemnify and hold the Shareholders harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by the Shareholders arising from any misrepresentations, or breach of any covenant or warranty of Equifax (with respect to its misrepresentations and breaches only), Equifax or AqSub contained in this Agreement or the Exhibits hereto, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Equifax (with respect to its misrepresentation or omission only), or AqSub hereunder.

     11.3  Indemnification Procedure.
           -------------------------

           11.3.1 Any party entitled to indemnification hereunder (the "Indemnified Party") shall notify the party obliged to indemnify (the "Indemnifying Party") promptly after it becomes aware of any suit, claim, action, proceeding, arbitration or investigation (each, an "Action") as to which indemnity may be sought. In the event that the Indemnifying Party acknowledges in writing its indemnification obligation with respect to any such Action, the Indemnifying Party shall be entitled, at its expense, to control the defense of such Action; provided, however, that (i) counsel for the Indemnifying Party must
             --------  -------
be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and (ii) the Indemnified Party may also participate in such defense at its own expense; provided, further, that an Indemnifying Party shall not be
                    --------  -------
entitled to assume the defense or control of any Action if: (v) the Indemnified Party agrees, in writing, to assume the cost of such Action and forgo any indemnity claimed under this Article 11, (w) in the opinion of legal counsel for the Indemnified Party, such Action involves the potential imposition of a criminal liability on the Indemnified Party, its officers, directors, employees or agents, (x) in the opinion of legal counsel for the Indemnified Party, an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel, (y) with respect to AqSub only, failure to stay the enforcement of such Action will result in the imminent risk of sale, forfeiture or loss of the Assets or any material portion thereof or a material disruption in the operation of the business purchased by AqSub pursuant to this Agreement, or (z) with respect to AqSub only, such Action results in the creation of any lien on the Assets or any portion thereof unless the Indemnifying Party shall have filed with the court an appropriate security bond securing payment of any such lien and all costs associated therewith; provided,
                                                                      --------
however, with respect to clauses (x) and (y) in this Section 11.3.1, the
-------
Indemnified Party shall conduct the defense of the Action in a manner, in the Indemnified Party's reasonable good faith judgment, reasonably designed to avoid or minimize potential damages for which the Indemnifying Party will ultimately be responsible for hereunder. In the circumstances described in the foregoing subsections 11.3.1(v) through (z), (I) the Indemnified Party shall provide notice to the Indemnifying Party of the assumption of the defense by the Indemnified Party and shall be entitled to control and assume responsibility for the defense of such Action, at the cost and expense of the Indemnifying Party;
(II) the Indemnifying Party may, in any event, participate in all such proceedings at its own cost and expense; and (III) the Indemnified Party will provide copies of pleadings and other documents necessary to permit the Indemnifying Party to participate in such proceedings or to follow the course of such proceedings.

          11.3.2 The failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of any obligation under this Article 11 only if and to the extent that such failure materially prejudices the ability of the Indemnifying Party to defend such action.

          11.3.3 In the defense of any such Action, regardless of who is in control thereof, the controlling party shall not, except with the prior written consent of the non-controlling party, consent to entry of any judgment or enter into any settlement, which consent of the non-controlling party will not be unreasonably withheld provided such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the non-controlling party of a release from liability with respect to such claim or litigation and, in the case of indemnification under Section 11.1 hereof, would not result in a material impairment of AqSub's ability to conduct the business of the Company in the ordinary course.

          11.3.4 In the defense of any such Action, regardless of who is in control thereof, the Indemnifying Party and the Indemnified Party shall cooperate fully with each other, and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other party all relevant books, records and information (in such party's control) during normal business hours, and shall furnish to each other, at the Indemnifying Party's expense, such other assistance as the other party may reasonably require in connection with such defense.

     11.4 Limits on Indemnification Obligation. Notwithstanding anything in
          ------------------------------------
Sections 11.1 or 11.2 to the contrary or in conflict:

          11.4.1 Subject to the applicable statutes of limitation, a claim for indemnification by AqSub may be made at any time based on the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.11, 4.12,
4.14.2, 4.17, 4.18, 4.22, 5.1 and 5.2 (collectively, "Type I Claims").  Except for Type I Claims, a claim for indemnification by AqSub under this Agreement shall be forever barred unless made by notifying the Company and the Shareholders within two (2) years after the Closing Date.

          11.4.2 Except on account of Type I Claims, fraud or matters described in items (iii), (vi), (vii) or (viii) of Section 11.1.2 (for which the Basket shall not apply), neither the Company and the Shareholders, on the one hand, nor AqSub and Equifax, on the other hand, shall be liable under the indemnity provisions of Section 11.1 or Section 11.2, as applicable, in any instance until such time as the aggregate liability under such section exceeds $125,000 (the "Basket"), in which event the Company, Shareholders, Equifax or AqSub, as is applicable, shall be liable only to the extent such liability exceeds the Basket.

          11.4.3 Except on account of Type I Claims, fraud or matters described in items (iii), (vi), (vii) or (viii) of Section 11.1.2 (for which there shall be no limit on liability), in no event shall the liability of the Company and Green Trust under Section 11.1 exceed, in the aggregate, Six Million Two Hundred Fifty Thousand Dollars ($6,250,000). Except on account of fraud or matters described in items (iii), (vi) or (vii) of Section 11.1.2 (for which there shall be no limit on liability), in no event shall the liability of Tanner Trust under
Section 11.1 exceed, in the aggregate, Two Million Dollars ($2,000,000). Except on account of fraud, in no event shall the liability of Equifax and AqSub under
Section 11.2 exceed, in the aggregate, Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000).

     11.5 Escrow First. Except as otherwise set forth in this Agreement, Equifax
          ------------
and AqSub agree to proceed against the Escrowed Amount prior to seeking indemnification from the Company or the Shareholders.

     11.6  Guaranty.
           --------

          11.6.1 In consideration of the execution and delivery by Equifax and AqSub of this Agreement and the purchase of the Assets by AqSub hereunder, Tanner (as to the obligations of the Tanner Trust only) and Green (as to the obligations of the Green Trust only), as primary obligor and not as surety merely, hereby guarantee absolutely and unconditionally to Equifax and AqSub the due and punctual payment, when and as due, and performance of all obligations of the Tanner Trust or the Green Trust, as the case may be, under this Agreement, including, but not limited to, the indemnification obligations of the Tanner Trust or the Green Trust, as the case may be, under Article 11 hereof, whether now existing or hereafter arising (hereinafter referred to as the "Guaranteed Obligations"), and agree to pay any and all expenses (including, but not limited to, reasonable legal fees and disbursements) which may be incurred by Equifax and/or AqSub in enforcing its rights under this Guaranty. The liability of the Guarantors under this Guaranty is primary, unlimited and unconditional, and shall be effective regardless of the solvency or insolvency of the Tanner Trust or the Green Trust, as the case may be, at any time, the extension or modification of any of the Guaranteed Obligations by operation of law or the subsequent dissolution, winding up or termination of the Tanner Trust or the Green Trust, as the case may be, or any change in their nature or ownership. Tanner (as to the Tanner Trust only) and Green (as to the Green Trust only) acknowledge, agree and confirm that this is a guaranty of payment and not of collection only and that demand for payment may be made hereunder on any number of occasions in the amount of all or any portion of the Guaranteed Obligations then due and no single demand shall exhaust the rights of Equifax and/or AqSub hereunder.

          11.6.2  Payment by Guarantor.  If the Shareholders shall fail to pay,
                  --------------------
when due and payable, any Guaranteed Obligation, Green (as to the Green Trust) and Tanner (as to the Tanner Trust), as the case may be, will, without demand or notice, immediately pay the same to Equifax and/or AqSub. All payments by Green and/or Tanner under this section shall be made without any setoff, counterclaim or deduction whatsoever, and in the same currency and funds as are required to be paid by the Shareholders.

          11.6.3  Waiver.  Green (as to the obligations of the Green Trust) and
                  ------
Tanner (as to the obligations of the Tanner Trust) waive without any requirement of any notice to or further assent by such guarantor, to the fullest extent permitted by applicable Law, (i) diligence, presentment, demand, protest and notice of any kind whatsoever, (ii) any requirement that Equifax and/or AqSub exhaust any right or take any action against any obligor or other person for the Guaranteed Obligations, (iii) the benefit of all principles or provisions of applicable Law which are or might be in conflict with the terms of this Section 11.6, including, without limitation, Section 10-7-24 of the Official Code of Georgia Annotated, (iv) notice of acceptance hereof, (v) all other notice to which such guarantor or Shareholder might otherwise be entitled, (vi) all defenses, set-offs and counterclaims of any kind whatsoever (but not the right to bring an independent action), (vii) notice of the existence or creation of any Guaranteed Obligations, (viii) notice of any alteration, amendment, increase, extension or exchange of any of the Guaranteed Obligations, (ix) notice of any amendments, modifications or supplements to this Agreement or any document or agreement entered into in connection herewith, (x) the right to require the Equifax and/or AqSub to proceed against any Obligor.

     11.7 Exclusive Remedy. Except for remedies that cannot be waived as a
          ----------------
matter of law, including without limitation, claims under applicable state and federal securities laws and fraud claims, the remedies provided for in this
Article 11 shall be the sole and exclusive remedies of the parties hereunder and shall preclude assertion by any such party of any other rights or the seeking of any other remedies (whether in contract, tort or otherwise) against another party hereto with respect to any matter covered by the indemnification provisions contained in this Article 11; provided that nothing herein shall be construed or interpreted as limiting or impairing the rights or remedies that the parties hereto may have in equity for injunctive relief or specific performance.

12.  TERMINATION.
     -----------

     12.1 Method of Termination. This Agreement constitutes the binding and
          ---------------------
irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Articles 3 and 7 hereof, and (b) expenditures and obligations incurred and to be incurred by AqSub, Equifax, the Company and the Shareholders in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

          12.1.1  by the mutual consent of AqSub and the Company;

          12.1.2 by AqSub on or after October 31, 2000, if any of the conditions set forth in Article 8 hereof, to which the obligations of Equifax and AqSub are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Equifax or AqSub;

          12.1.3 by the Company on or after October 31, 2000, if any of the conditions set forth in Article 9 hereof, to which the obligations of the Company and Shareholders are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Company or the Shareholders.

13.  GENERAL PROVISIONS.
     ------------------

     13.1 Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be delivered by hand or overnight courier or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed (or sent) as follows:

          If to the Company, at:

          Compliance Data Center, Inc.
          310 Dorla Ct., Suite 202
          Zephyr Cove, Nevada 89448-0515

          If to Green or Green Trust, at:

          Richard L. Green
          P.O. Box 499
          Zephyr Cove, Nevada 89448-0499

          With a copy to:

          Steven A. Saide, Esq.
          Bryan Cave LLP
          245 Park Avenue
          New York, NY  10167-0034

          If to Tanner or Tanner Trust, at:
          Louise Tanner
          1253 Sunset Cliffs Boulevard
          San Diego, CA  92107

          With a copy to:
          Proctor Hug, Esq.
          Walther, Key, Maupin, Oats, Cox,
           Klaich & Legoy
          P.O. Box 30000
          Reno, Nevada  89520

          If to Equifax or AqSub, at:

          Equifax Credit Information Services, Inc.
          1550 Peachtree Street, N.W.
          Atlanta, Georgia 30309
          Attention: Charles Y. Hoff, Senior Vice President
                     and Assistant General Counsel
          With a copy to:

          Hunton & Williams
          Bank of America Plaza - Suite 4100
          600 Peachtree Street, N.E.
          Atlanta, Georgia 30308
          Attention:  Joseph B. Alexander, Jr., Esq.

     If delivered personally or by overnight courier, the date on which a notice, request, instruction or document is delivered shall be the date on which shall delivery is made and, if delivered by mail, the date on which such notice, request, instruction or document is received shall be the third business day following the date of mailing. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 13.1.

     13.2 Brokers. Equifax, on the one hand, and the Shareholders and the
          -------
Company, on the other, represent and warrant to each other that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement.

     13.3 Further Assurances. At any time, and from time to time, after the
          ------------------
Closing Date, the Shareholders shall execute such additional instruments and take such actions as may be reasonably requested by Equifax to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     13.4 Waiver. Any failure on the part of any party hereto to comply with any
          ------
of its obligations, agreements or conditions hereunder may be waived by the party or parties to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be effective unless it is made in writing and delivered as provided in this Agreement.

     13.5 Expenses. All expenses incurred by the parties hereto in connection
          --------
with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party or parties which has incurred the same, except that all expenses of the Company shall be borne solely by the Shareholders.

     13.6 Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     13.7 Headings. The section and other headings in this Agreement are
          --------
inserted solely as a matter of convenience and for reference, and are not and shall not be deemed to be a part of this Agreement.

     13.8 Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by both parties.

     13.9 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia.

     13.10 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.11 Number and Gender. Whenever the context requires, references in this
           -----------------
Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

     13.12 Exhibits Incorporated. All Exhibits attached hereto are incorporated
           ---------------------
herein by reference.

     13.13 Confidentiality; Public Announcements. The Company, each Shareholder
           -------------------------------------
and Equifax agree that each will maintain the confidentiality of the terms and provisions of this Agreement and the information and materials marked as Confidential and delivered to them or made available for their inspection pursuant to this Agreement. In the event the Closing does not occur, the Company, each Shareholder and Equifax will as soon as practicable return all material of or concerning the other party obtained from such other party then in their possession and hereby covenant to keep confidential any information concerning the other party and ascertained from their review for a period of two years commencing upon the termination of this Agreement. Notwithstanding the foregoing, the prohibitions and restrictions set forth in this Section 13.13 shall not apply to any information (a) in the public domain not as a result of the violation of Equifax's, any Shareholder's or the Company's undertaking herein, (b) available to Equifax, the Shareholders or the Company on a non-confidential basis without regard to the disclosure by Equifax, the Shareholders or the Company to the other party, (c) available to Equifax, the Shareholders or the Company from a source other than the other party (provided that such source in so acting is not violating any duty or agreement of confidentiality), or (d) required to be disclosed by any law, rule or regulation.

     No party hereto shall, without the approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement unless such party determines in good faith, based on the advice of legal counsel, that such disclosure is required by law, in which case that party will consult with the other prior to making such disclosure.

     IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                 EQUIFAX INC.:

                                 /s/ William V. Catucci
                                 ----------------------
                                 William V. Catucci
                                 Executive Vice President


                                 AQSUB:

                                 EQUIFAX ACQUISITION, INC.

                                 /s/ William V. Catucci
                                 -----------------------
                                 William V. Catucci
                                 President


                                 COMPANY:

                                 COMPLIANCE DATA CENTER, INC.

                                 /s/ Richard L. Green
                                 ---------------------
                                 Richard L. Green
                                 C.E.O.

                                 SHAREHOLDERS:

                                 RICHARD L. AND BONNIE J. GREEN LIVING
                                 TRUST, OCTOBER 7, 1998

                                 /s/ Richard L. Green
                                 ---------------------
                                 Richard L. Green
                                 Trustee


                                 LOUISE BRANTLEY TANNER 1991 LIVING TRUST

                                 /s/ Louise Brantley Tanner
                                 --------------------------
                                 Louise Brantley Tanner
                                 Trustee

                                 GUARANTORS:

                                 /s/ Richard L. Green
                                 ---------------------
                                 Richard L. Green, individually


                                 /s/ Louise Brantley Tanner
                                 ---------------------------
                                 Louise Brantley Tanner, individually

Exhibit                         Title                             Comments
-------                         -----                             --------

2.1             Excluded Assets

2.2.1           Issuance Instructions for Equifax Shares

2.2.2           Cash Wiring Instructions

2.2.6           Consulting Agreement

2.4.1 Agreements and Obligations Terminated Prior to Closing

2.5             Allocation of Purchase Price

2.7             Contracts/Agreements/Leases Requiring
                Consent to Assignment

3.1             Exceptions to Company Operating As Usual to
                Closing

3.11            Investment Letter & Investor Questionnaire

3.12            Covenant Not to Compete

3.13            Directors & Officers of AqSub

3.14            Registration Rights Agreement

4.1             State Qualifications

4.2(a)          CDC Articles of Incorporation

4.2(b)          CDC By-Laws

4.3             CDC Shareholder List

Exhibit                         Title                             Comments
-------                         -----                             --------

4.5 Unaudited Financial Statements 1997, 1998 and 1999, and Interim Financial Statements as of June 30, 2000

4.6             Outstanding Federal, State, Foreign and
                Local Tax Filings

4.7             Outstanding Tax Audits

4.8             All Assets and Leased Property

4.8.2           Leases and Agreements Requiring Consent

4.8.4           Notices of Violations

4.9.2           Security Agreements Securing Accounts Payable

4.10            Material Changes Since December 31, 1999

4.11            Pending Litigation and Claims

4.12 Pending Charges, Governmental Investigations and Regulatory Violations

4.12.1          Exceptions to Transfer of Licenses,
                Certificates, Permits or Franchises Upon Sale

4.13            List of Contracts, Subscriber Agreements
                (with notations of deviations from standard agreements), Leases, and Insurance Policies

Exhibit                         Title                             Comments
-------                         -----                             --------

4.14            Licensed and Sublicensed Software

4.14.1          Software and Hardware

4.14.5          Data Warehouse Data Subject to Licenses

4.15            Intellectual Property

4.17            ERISA and Related Matters

4.19            Lost Customers/Customer Groups of 5% or More
                Aggregate Fees or Services

4.20            Insurance Policies

4.22            Transactions with Affiliates

4.23            Environmental Violations, Environmental
                Permits and Property From Which Hazardous
                Materials Have Been Removed

4.24            Violations of Other Instruments by Agreement


Exhibit                         Title                             Comments
-------                         -----                             --------
5.4             Pending Litigation and Claims Against
                Shareholders

7.1(b)          Employment Agreement for Key Employees            H&W to provide

7.5             Escrow Agreement

8.4             Opinion of Counsel - Shareholders and CDC         Bryan Cave
                                                                  Walther, Key, Maupin, Oats, Cox

9.4             Opinion of Counsel - Equifax and AqSub            Hunton & Williams

Exhibits intentionally omitted.  Information will be provided upon request.